RACKSPACE HOSTING, INC.
AND
THE GUARANTORS FROM TIME TO TIME PARTY HERETO
$500,000,000
6.500% SENIOR NOTES DUE 2024
INDENTURE
Dated as of November 25, 2015
WELLS FARGO BANK, NATIONAL ASSOCIATION
Trustee

i

v

INDENTURE dated as of November 25, 2015 among Rackspace Hosting, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), Rackspace US, Inc., a Delaware corporation, as a guarantor, and the other Guarantors from time to time party hereto (as defined herein) and Wells Fargo Bank, National Association, as Trustee.
The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of (a) the $500,000,000 aggregate principal amount of the Company’s 6.500% Senior Notes due 2024 (the “Initial Notes”) and (b) any Additional Notes (as defined herein) that may be issued after the date hereof (all such securities in clauses (a) and (b) being referred to collectively as the “Notes”):
ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.
“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on
Rule 144A.
“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or that is assumed in connection with the acquisition of assets from such Person, in each case, whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.
“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture after the Issue Date in accordance with Sections 2.02 and 4.06 hereof, as part of the same series as the Initial Notes.
“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.
“Agent” means any Registrar, co-registrar, Paying Agent, transfer agent, additional paying agent or other agent appointed hereunder.
“Applicable Premium” means, with respect to any note on any Redemption Date, the greater of:

(1)1.0% of the principal amount; and

(2)the excess of:

(a)the present value at such Redemption Date of (i) the redemption price at January 15, 2019 (such redemption price being set forth in the table appearing in Section 3.07(c) hereof), plus (ii) all required interest payments due on the note through January 15, 2019 (excluding accrued but unpaid interest, if any, to, but not including, the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b)the principal amount of the Notes.
The Trustee shall have no obligation to calculate or verify the calculation of the Applicable Premium.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the relevant Depositary that apply to such transfer or exchange.
“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) that constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.
“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value (a “disposition”) by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of: (1) any Capital Stock of any Restricted Subsidiary of the Company; or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company (other than Capital Stock or Indebtedness of any Unrestricted Subsidiary) other than in the ordinary course of business; provided that asset sales or other dispositions shall not include: (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $10.0 million; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01 hereof; (c) any Restricted Payment permitted by Section 4.07 hereof or that constitutes a Permitted Investment; (d) the sale or discount, in each case, without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (e) disposals or replacements of obsolete or worn-out equipment; (f) the grant of Liens not prohibited by this Indenture or any disposition pursuant thereto; (g) the licensing of intellectual property; (h) dispositions of accounts receivable to local distribution companies under guaranteed receivables agreements entered into in the ordinary course of business; (i) the sale of inventory, receivables and other current assets in the ordinary course of business; (j) Sale and Leaseback Transactions permitted under clause (14) of the definition of “Permitted Indebtedness”; (k) the disposition of cash or Cash Equivalents in the ordinary course of business; (l) any disposition by a Restricted Subsidiary to the Company or by the Company or its Restricted Subsidiary to a Restricted Subsidiary; (m) any sale, other disposition or transaction or series of related transactions that, after excluding any amount from such transaction or series of transactions that is used as described in clauses (3)(a)-(d) of Section

4.09 hereof within 360 days of such transaction or series of transactions, does not exceed 10.0% of Total Assets; provided that, in the case of this clause (m), immediately after giving pro forma effect to such transaction, the Consolidated Total Leverage Ratio would be no greater than 3.00 to 1.00, measured at the earlier of the consummation of such transaction or the entry into a contractual commitment therefor; and (n) any sale or other disposition of Securitization Assets in connection with a Qualified Securitization Financing.
“Attributable Debt” means, in respect of a Sale and Leaseback Transaction or Finance Lease Obligation, the present value, discounted at the interest rate implicit in the sale and leaseback transaction or lease, of the total obligations of the lessee for rental payments during the remaining term of the lease.
“Bankruptcy Law” means (i) Title 11, United States Code or any similar U.S. federal or state law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors and (ii) any other similar federal or local law for the relief of debtors or the administration or liquidation of debtors’ estates for the benefit of their creditors in any other applicable jurisdiction, now or hereinafter in effect.
“Bank Facility” means any credit agreements, loan agreements or similar agreements or indentures, including the Existing Bank Facility, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case, as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including one or more credit agreements, loan agreements or similar agreements or indentures extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, holders, lender or group of lenders.
“Beneficial Owner” or “beneficial owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.
“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.
“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or in the place of payment are authorized or required by law to close.

“Capital Stock” means:

(1)with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and

(2)with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing;
provided, that, any security that constitutes Indebtedness described in clauses (1) through (6) of the definition thereof, including any security that is convertible into, or exchangeable for any of the foregoing, cash or a combination thereof, shall not be considered “Capital Stock.”
“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1)debt securities denominated in euro, pounds sterling or U.S. dollars to be issued or directly and fully guaranteed or insured by the government of a Participating Member State, the U.K. or the U.S., as applicable, where the debt securities have not more than twelve months to final maturity and are not convertible into any other form of security;

(2)commercial paper denominated in euro, pounds sterling or U.S. dollars maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least P1 from Moody’s and A1 from S&P;

(3)certificates of deposit denominated in euro, pounds sterling or U.S. dollars having not more than twelve months to maturity issued by a bank or financial institution incorporated or having a branch in a Participating Member State in the United Kingdom or the United States, provided that the bank is rated P1 by Moody’s or A1 by S&P;

(4)any cash deposit denominated in euro, pounds sterling or U.S. dollars with any commercial bank or other financial institution, in each case, whose long term unsecured, unsubordinated debt rating is at least A3 by Moody’s or A- by S&P;

(5)repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank or financial institution meeting the qualifications specified in clause (4) above;

(6)cash deposits and investments that are consistent with the corporate finance policy of the Company that has been adopted by the Board of Directors as in effect on the Issue Date, together with any amendments thereto; and

(7)investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (6) above.

“Change of Control” means the occurrence of one or more of the following events:

(1)any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture);

(2)the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); or

(3)any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company.

“Clearstream” means Clearstream Banking, S.A. and any successor thereto. “Code” means the Internal Revenue Code of 1986, as amended.
“Commission” means the U.S. Securities and Exchange Commission.
“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.
“Company” means Rackspace Hosting, Inc., a corporation duly organized and existing under the laws of the State of Delaware.

“Consolidated Depreciation, Amortization and Accretion Expense” means with respect to any Person for any period, the total amount of depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and accretion expense, including the amortization of deferred financing fees or costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:
(a)    increased (without duplication) by the following, in each case, to the extent deducted in determining Consolidated Net Income for such period:

(1)provision for taxes based on income or profits or capital, including, without limitation, federal, state, franchise and similar taxes and foreign withholding taxes (including any levy, impost, deduction, charge, rate, duty, compulsory loan or withholding which is levied or imposed by a governmental agency, and any related interest, penalty, charge, fee or other amount) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(2)Consolidated Interest Expense of such Person for such period to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(3)Consolidated Depreciation, Amortization and Accretion Expense of such Person for such period to the extent that the same were deducted (and not added back) in computing Consolidated Net Income; plus

(4)any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering or the incurrence of Indebtedness permitted to be incurred in accordance with this Indenture (including a refinancing thereof) (whether or not successful), in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(5)any other Non-cash Charges, including any provisions, provision increases, write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such Non-cash Charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent), and excluding amortization of a prepaid cash item that was paid in a prior period; plus

(6)any costs or expenses incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interest of the Company (other than Disqualified Capital Stock); plus

(7)cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (b) below for any previous period and not added back; plus

(8)any net loss from disposed or discontinued operations; plus

(9)any net unrealized loss (after any offset) resulting in such period from obligations under any Currency Agreements and the application of FASB Accounting Standards Codification (“ASC”) 815; provided that to the extent any such Currency Agreement relates to items included in the preparation of the income statement (as opposed to the balance sheet, as reasonably determined by the Company), the realized loss on a Currency Agreement shall be included to the extent the amount of such hedge gain or loss was excluded in a prior period; plus

(10)any net unrealized loss (after any offset) resulting in such period from (A) currency translation or exchange losses including those (x) related to currency remeasurements of Indebtedness and (y) resulting from hedge agreements for currency exchange risk and (B) changes in the fair value of Indebtedness resulting from changes in interest rates; plus

(11)the amount of any minority interest expense (less the amount of any cash dividends paid in such period to holders of such minority interests); and
(b)    decreased (without duplication) by the following, in each case, to the extent included in determining Consolidated Net Income for such period:

(1)non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the accrual of revenue in the ordinary course of business or the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period;

(2)any net gain from disposed or discontinued operations;

(3)any net unrealized gain (after any offset) resulting in such period from obligations under any Currency Agreements and the application of ASC 815; provided that to the extent any such Currency Agreement relates to items included in the preparation of the income statement (as opposed to the balance sheet, as reasonably determined by the Company), the realized gain on a Currency Agreement shall be included to the extent the amount of such hedge gain or loss was excluded in a prior period; plus

(4)any net unrealized gains (after any offset) resulting in such period from (A) currency translation or exchange gains including those (x) related to currency remeasurements of Indebtedness and (y) resulting from hedge agreements for currency exchange risk and (B) changes in the fair value of Indebtedness resulting from changes in interest rates.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the “Four Quarter Period”) ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)the incurrence or repayment of any Indebtedness or the designation or elimination (including by de-designation) of any Designated Revolving Commitments of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment of Indebtedness or designation or elimination (including by de-designation) of Designated Revolving Commitments, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and in the case of Designated Revolving Commitments, as if Indebtedness in the full amount of any undrawn Designated Revolving Commitments had been incurred throughout such period); and

(2)any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X promulgated under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.
Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(1)interest on outstanding Indebtedness or on borrowings deemed to have been incurred under Designated Revolving Commitments determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness or borrowings deemed to have been incurred under Designated Revolving Commitments in effect on the Transaction Date; and

(2)notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)Consolidated Interest Expense; plus

(2)the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and, to the extent permitted under this Indenture, its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid by a Restricted Subsidiary of such Person to such Person or to a Wholly Owned Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.
“Consolidated Indebtedness” means, as of any date of determination, the sum, without duplication, of (1) the total amount of Indebtedness of the Company and its Restricted Subsidiaries (excluding Currency Agreements and Interest Swap Obligations), plus (2) the aggregate liquidation value of all Disqualified Capital Stock of the Company and the Guarantors and all Preferred Stock of the Restricted Subsidiaries that are not Guarantors, in each case, determined on a consolidated basis in accordance with GAAP; provided that in making such computation, Indebtedness shall include the greater of (x) the average daily balance outstanding under any revolving credit facility during the most recently ended fiscal quarter and (y) the actual amount of Indebtedness outstanding under any revolving credit facility as of the date for which such calculation is being made.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:
(1)    the aggregate of the interest expense of such Person and its Restricted
Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount and the amortization or write-off of deferred financing costs, including commitment fees; (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; (d) non-cash interest expense (other than non-cash interest on any convertible or exchangeable debt issued by the Company that exists by virtue of the bifurcation of the debt and equity components of such convertible or exchangeable notes and the application of ASC 470-20 (or related accounting pronouncement(s))); (e) commissions, discounts and other fees and charges owed with respect to letters of credit and banker’s acceptance financing; (f) dividends with respect to Disqualified Capital Stock; (g) dividends with respect to Preferred Stock of Restricted Subsidiaries of such Person; (h) imputed interest with respect to sale and leaseback transactions; and (i) the interest portion of any deferred payment obligation; plus

(2)the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; less

(3)interest income for such period.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (without duplication):

(1)any after tax effect of extraordinary, non-recurring or unusual gains or losses (including all fees and expenses relating thereto) or expenses;

(2)any net after tax gains or losses on disposal of disposed, abandoned or discontinued operations;

(3)any after tax effect of gains or losses (including all fees and expenses relating thereto) attributable to sale, transfer, license, lease or other disposition of assets or abandonments or the sale, transfer or other disposition of any Equity Interest of any Person other than in the normal course of business;

(4)the net income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary of the Company by such Person;

(5)any after tax effect of income (loss) from the early extinguishment of (a) Indebtedness, (b) obligations under any Currency Agreement or (c) other derivative instruments;

(6)any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

(7)any non-cash compensation charge or expense including any such charge arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights;

(8)any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction, amendment or modification of any debt instrument;

(9)income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(10)in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor entity prior to such consolidation, merger or transfer of assets;

(11)the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise; and

(12)acquisition-related costs resulting from the application of ASC 805.
In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, but without duplication, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture (in each case, whether or not non-recurring).
Notwithstanding the foregoing, for the purpose of the covenant “Limitation on Restricted Payments” only (other than clause (a)(4)(iii)(z) of Section 4.07 hereof), there shall be excluded from

Consolidated Net Income any income arising from any sale or other disposition of Investments (other than Permitted Investments) made by the Company and its Restricted Subsidiaries, any repurchases and redemptions of Investments (other than Permitted
Investments) from the Company and its Restricted Subsidiaries, any repayments of loans and advances which constitute Investments (other than Permitted Investments) by the Company or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case, only to the extent such amounts increase the amount of Restricted Payments permitted under clause (a)(4)(iii)(z) of Section 4.07.
“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Indebtedness of the Company and its Restricted Subsidiaries on such date, less unrestricted cash and Cash Equivalents that would be stated on the balance sheet of the Company and its Restricted Subsidiaries and held by the Company and its Restricted
Subsidiaries as of such date of determination (except proceeds of Indebtedness that are received substantially contemporaneously with the incurrence of such Indebtedness), as determined in accordance with GAAP, to (y) Consolidated EBITDA of the Company for the Company’s Four Quarter Period immediately preceding the date on which such calculation is being made shall occur, in each case, with such pro forma adjustments to Consolidated Indebtedness, cash, Cash
Equivalents and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”
“Corporate Trust Office of the Trustee” will be the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.
“Covenant Suspension Event” has the meaning set forth in Section 4.17.
“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.
“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.02 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.01 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture, including DTC, Euroclear and/or Clearstream.
“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Company or any Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Revolving Commitments” means the amount or amounts of any commitments to make loans or extend credit on a revolving basis to the Company or any of its Restricted Subsidiaries by any Person other than the Company or any of its Restricted Subsidiaries that has or have been designated (but only to the extent so designated) in an Officers’ Certificate delivered to the Trustee as “Designated Revolving Commitments” until such time as the Company subsequently delivers an Officers’ Certificate to the Trustee to the effect that the amount or amounts of such commitments shall no longer constitute “Designated Revolving Commitments.”
“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control or an Asset Sale), matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control or an Asset Sale), in each case, on or prior to the final maturity date of the Notes.
“Domestic Restricted Subsidiary” means a Restricted Subsidiary incorporated or otherwise organized under the laws of the United States, any State thereof or the District of Columbia.
“DTC” means The Depository Trust Company and its successors.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
“Equity Offering” means any public or private sale of Common Stock or Preferred Stock of the Company (excluding Disqualified Capital Stock), other than:

(a)public offerings with respect to the Company’s or any direct or indirect parent company’s Common Stock registered on Form S-4 or Form S-8 (or similar forms under non-U.S. law);

(b)issuances to any Subsidiary of the Company;

(c)issuances pursuant to the exercise of options or warrants outstanding on the date hereof;

(d)issuances upon conversion of securities convertible into Common Stock outstanding on the date hereof;

(e)issuances in connection with an acquisition of property in a transaction entered into on an arm’s-length basis; and

(f)issuances pursuant to employee stock plans.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, and any successor thereto.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Existing Bank Facility” means (1) that certain Revolving Credit Agreement, dated as of September 26, 2011, among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Barclays Bank plc, as syndication agent, and Regions Bank and Wells Fargo Bank, N.A., as co-documentation agents, as amended, and (2) following the termination of the credit agreement in (1) hereof, the new credit agreement contemplated by that certain Commitment Letter dated November 10, 2015 among the Company and J.P. Morgan Securities LLC, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., Wells Fargo Securities LLC and Wells Fargo Bank, N.A., including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.08 hereof).
“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company or any duly appointed officer of the Company or a Restricted Subsidiary, as applicable, acting reasonably and in good faith and, in respect of any asset or property with a fair market value in excess of $50.0 million, shall be determined by the Board of Directors of the Company and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.
“Finance Lease Obligations” means, with respect to any Person, the obligations of such Person, under or in connection with a lease contract in which, under GAAP, such Person is treated as the accounting owner of the asset even though it is not the legal owner and does not take title to such asset and, as a result, such Person is required under GAAP to record construction costs for these projects as an asset and a corresponding liability on its balance sheet, even though another party legally owns and finances the construction of the asset, and, for purposes of this definition, the amount of such obligations at any date shall be the amount of the Attributable Debt with respect thereto.
“Foreign Restricted Subsidiary” means a Restricted Subsidiary that is not incorporated or otherwise organized under the laws of the United States, any State thereof or the District of Columbia.
“GAAP” means generally accepted accounting principles set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.
“Global Note Legend” means the legend set forth in Section 2.06(f)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means the 144A Global Note and the Regulation S Global Note.
“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States of America pledges its full faith and credit.
“Guarantee” means a guarantee of the Notes by a Guarantor.

“Guarantor” means each of the Company’s Domestic Restricted Subsidiaries that executes this Indenture or a supplemental indenture in which such Domestic Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.
“Immaterial Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Company that (i) is not a guarantor of any other Indebtedness of the Company (other than the Notes), (ii) has consolidated total assets, together with all Immaterial Subsidiaries, as of the last day of the then most recent fiscal quarter of the Company for which financial statements have been delivered, of less than 10% of the Total Assets at such date, calculated on a pro forma basis giving effect to any acquisitions or dispositions of companies, divisions or lines of business since the end of such fiscal quarter and on or prior to the date of determination and (iii) has consolidated revenues (other than revenues generated from the sale or license of property between any of the Company and its Restricted Subsidiaries), together with all Immaterial Subsidiaries, for the then most recent Four Quarter Period of the Company, of less than 10% of the consolidated revenues (other than revenues generated from the sale or license of property between any of the Company and its Restricted Subsidiaries) of the Company and its Restricted Subsidiaries for such Four Quarter Period, calculated on a pro forma basis giving effect to any acquisitions or dispositions of companies, divisions or lines of business since the start of such Four Quarter Period and on or prior to the date of determination). For avoidance of doubt, for purposes of the foregoing calculations, Foreign Subsidiaries and Securitization Subsidiaries will not be considered Immaterial Subsidiaries.
“Holder” means a Person in whose name a Note is registered in the register maintained by the Registrar.
“incur” has the meaning set forth in Section 4.08.
“Indebtedness” means with respect to any Person, without duplication:

(1)all Obligations of such Person for borrowed money;

(2)all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)all Capitalized Lease Obligations, Finance Lease Obligations and all Attributable Debt of such Person;

(4)all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding (i) trade accounts payable, intercompany payables and other accrued liabilities arising in the ordinary course of business that are not overdue by 180 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);

(5)all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit (A) securing Obligations (other than Obligations described in (1)-(4) above) entered into the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit) or (B) that are otherwise cash collateralized;

(6)guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7)all Obligations of any other Person of the type referred to in clauses (1) through (6) that are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

(8)all Obligations under Currency Agreements and Interest Swap Obligations of such Person;

(9)all Disqualified Capital Stock issued by such Person or Preferred Stock issued by such Person’s non-Domestic Restricted Subsidiaries which are not Guarantors with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; and

(10)the aggregate amount of Designated Revolving Commitments in effect on such date.
Notwithstanding the foregoing, “Indebtedness” shall not include any Finance Lease Obligations under or in connection with a lease contract in effect as of the Issue Date.
For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Independent Financial Advisor” means a firm: (1) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Notes” has the meaning specified in the recitals of this Indenture.
“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.
“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. “Investment” shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be, and, in the case of the Company and its Restricted Subsidiaries, intercompany loans, advances or Indebtedness having a term not exceeding 364 days and made in the ordinary course of business consistent with past practice. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Company or a Restricted Subsidiary of the Company in respect of such Investment.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or equivalent) by Moody’s or BBB- (or equivalent) by S&P, or an equivalent rating by any other Rating Agency.
“Issue Date” means November 25, 2015.
“Legended Regulation S Global Note” means a Global Note in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.
“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided, that, in any event and not in limitation of the foregoing, a lease shall not be deemed to be a Lien if such lease is classified as an operating lease under GAAP.

“Material Subsidiary” means a “significant subsidiary” as defined in clauses (1) or (2) of Rule 1-02(w) of Regulation S-X under the Securities Act.
“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Net Cash Proceeds” means, with respect to any Asset Sale, an amount equal to the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(1)reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2)taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3)repayment of Indebtedness (other than Indebtedness under the Bank Facility) that is secured by the property or assets that are the subject of such Asset Sale; and

(4)appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends or distributions.

“Net Proceeds Offer” has the meaning set forth in Section 4.09.

“Net Proceeds Offer Amount” has the meaning set forth in Section 4.09.

“Net Proceeds Offer Payment Date” has the meaning set forth in Section 4.09.

“Net Proceeds Offer Trigger Date” has the meaning set forth in Section 4.09.
“Non-cash Charges” means, with respect to any Person, (a) losses on asset sales, disposals or abandonments, (b) any impairment charge or asset write-off related to intangible assets, long-lived assets, and investments in debt and equity securities pursuant to GAAP, (c) all losses from investments recorded using the equity method, (d) stock-based awards compensation expense, and (e) other non-cash charges (provided that if any non-cash charges referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).
“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means that certain final offering memorandum, dated November 17, 2015, relating to the offering and sale of the Initial Notes.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary, director or managing director, or any equivalent of the foregoing, or any Person duly authorized to act for on behalf, of the Company or any Guarantor, as applicable.
“Officers’ Certificate” means a certificate signed on behalf of the Company or any Guarantor, as applicable, by two Officers of the Company or such Guarantor, as applicable, one of whom is the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the Chief Accounting Officer, or the equivalent, of the Company or such Guarantor, as applicable.
“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company. Such opinion may contain customary assumptions, qualifications and limitations.
“Pari Passu Indebtedness” means any Indebtedness of the Company or any Guarantor that ranks pari passu in right of payment with the Notes or any Guarantee of such Guarantor, as applicable.
“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.
“Participating Member State” means each state, so described in any European Monetary Union legislation, which was a participating member state on December 31, 2003.

“Permitted Foreign Subsidiary Debt” means up to $300.0 million of Indebtedness at any one time outstanding incurred by one or more of the Company’s Foreign Restricted Subsidiaries.

“Permitted Indebtedness” has the meaning set forth in Section 4.08(b).

“Permitted Investments” means:

(1)Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company and other Investments to the extent constituting intercompany Indebtedness permitted under clause (6) or (7) of the definition of “Permitted Indebtedness”;

(2)Investments in the Company by any Restricted Subsidiary of the
Company; provided that any Indebtedness evidencing such Investment and held by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary that is a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under the Notes and this Indenture;
(3)Investments in cash and Cash Equivalents;

(4)loans and advances to employees, directors and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $10.0 million at any one time outstanding;

(5)Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company’s or its Restricted Subsidiaries’ businesses and otherwise in compliance with this Indenture;

(6)additional Investments (other than any Investments in any direct or indirect parent company of the Company) not to exceed 15.0% of Total Assets at any one time outstanding;

(7)Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

(8)Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.09 hereof;

(9)Investments resulting from the creation of Liens on the assets of the Company or any of its Restricted Subsidiaries in compliance with Section 4.12 hereof;

(10)Investments represented by guarantees that are otherwise permitted under this Indenture;

(11)Investments the payment for which is Qualified Capital Stock of the Company;

(12)Investments existing as of the Issue Date, and any extension, modification or renewal of any such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities), in each case, pursuant to the terms of such Investment as in effect on the Issue Date;

(13)Investments in Permitted Joint Ventures, not to exceed 15.0% of Total Assets at any one time outstanding;

(14)receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(15)lease, utility and other similar deposits in the ordinary course of business;

(16)stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; and

(17)capped call(s), call spread(s) or bond hedge and warrant transaction(s) entered into by the Company concurrently with the issuance of convertible or exchangeable debt to hedge the Company’s stock price risk with respect to such debt that are deemed necessary or advisable to effect such hedge in the good faith judgment of the Board of Directors of the Company.
“Permitted Joint Venture” means any Person owned 50% or more by the Company and/or any of its Restricted Subsidiaries if (A) such Person is engaged in a business related to that of the Company or any Restricted Subsidiary and (B) the Company or any of its Restricted Subsidiaries has the right to appoint at least half of the Board of Directors of such Person.
“Permitted Liens” means the following types of Liens:

(1)Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2)statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(5)easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(6)any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation (other than other property that is subject to a separate lease from such lessor or any of its Affiliates);

(7)Liens securing Purchase Money Indebtedness incurred in the ordinary course of business; provided that (a) such Purchase Money Indebtedness shall not exceed the purchase price or other cost of such property or equipment and shall not be secured by any property or equipment of the Company or any Restricted Subsidiary of the Company other than the property and equipment so acquired or other property that was acquired from such seller or any of its Affiliates with the proceeds of

Purchase Money Indebtedness and (b) the Lien securing such Purchase Money Indebtedness shall be created within 360 days of such acquisition;

(8)Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9)Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10)Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

(11)Liens securing Indebtedness under Currency Agreements;

(12)Liens securing Acquired Indebtedness incurred in accordance with Section 4.08 hereof; provided that (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and (b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

(13)Liens on assets of a Restricted Subsidiary of the Company that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary that is otherwise permitted under this Indenture;

(14)leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

(15)banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents credited to one or more deposit or securities accounts in the ordinary course of business;

(16)Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(17)Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

(18)Liens (a) on inventory held by and granted to a local distribution company in the ordinary course of business and (b) in accounts purchased and collected by and granted to a local distribution company that has agreed to make payments to the Company or any of its Restricted Subsidiaries for such amounts in the ordinary course of business;

(19)Liens securing obligations of a Foreign Restricted Subsidiary in an aggregate amount not to exceed $250.0 million at any time outstanding;

(20)Liens securing Indebtedness in respect of Sale and Leaseback Transactions and in respect of Finance Lease Obligations permitted pursuant to clause (14) of the definition of “Permitted Indebtedness”;

(21)Liens securing Indebtedness incurred pursuant to clause (16) of the definition of “Permitted Indebtedness”;

(22)Liens securing Indebtedness in respect of mortgage financings incurred pursuant to clause (10) of the definition of “Permitted Indebtedness”;

(23)Liens securing Qualified Securitization Financings; and

(24) Liens with respect to obligations (including Indebtedness) of the Company or any of its Restricted Subsidiaries otherwise permitted under this Indenture that do not exceed 15.0% of Total Assets at any one time outstanding.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.
“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.
“Private Placement Legend” means the legend set forth in
Section 2.06(f)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“Purchase Money Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualified Capital Stock” means any Capital Stock that is not Disqualified
Capital Stock.
“Qualified Securitization Financing” means any Securitization Financing that meets the following conditions: (i) the Board of Directors of the Company shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and, if applicable, the Securitization Subsidiary, (ii) all sales of Securitization Assets and related assets to the Securitization Subsidiary or to any other Person are made at fair market value (as determined in good faith by the Company) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, as the case may be.

“Redemption Date” has the meaning set forth in Section 3.07.

“Reference Date” has the meaning set forth in Section 4.07.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing or successive Refinancings by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.08 hereof (other than pursuant to clauses (2), (4), (5), (6), (7), (8), (9), (10), (13), (14), (16), (17), (18) or (19) of the definition of “Permitted Indebtedness”), in each case, that does not:

(1)result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of all accrued interest and any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees and expenses incurred by the Company in connection with such Refinancing); or

(2)create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company (and is not otherwise guaranteed by a Restricted Subsidiary of the Company), then such Refinancing Indebtedness shall be Indebtedness solely of the Company, (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes or any Guarantee, then such Refinancing Indebtedness shall be subordinate to the Notes or such Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced and (z) if such Indebtedness being refinanced is Indebtedness of the Company or a Guarantor, then such Refinancing Indebtedness shall be Indebtedness of the Company or a Guarantor; provided, that the net proceeds of any Refinancing Indebtedness are applied to such Refinancing or successive Refinancing within 90 days of the date on which such Refinancing Indebtedness is incurred.
“Regulation S” means Regulation S promulgated under the Securities Act.
"Regulation S-X" means Regulation S-X promulgated under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.
“Regulation S Global Note” means a Legended Regulation S Global Note or an Unlegended Regulation S Global Note, as appropriate.
“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the

Trustee) and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of this Indenture.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement
Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S, which period shall terminate (a) on January 4, 2016 with respect to the Initial Notes and (b) on such date as set forth in the applicable supplemental indenture entered into pursuant to Section 9.01(8) with respect to any Additional Notes.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof.
“Sale and Leaseback Transaction” means any direct or indirect arrangement with any other Person or to which any such other Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such other Person or to any other Person from whom funds have been or are to be advanced by such other Person on the security of such Property. For the avoidance of doubt, such arrangement shall only constitute a Sale and Leaseback Transaction where the Company or the Restricted Subsidiary leasing such property had actual legal ownership or title to such property and shall not constitute a Sale and Leaseback Transaction where it did not have such legal ownership even though the application of accounting principles under GAAP, including those relating to build-to-suit lease arrangements, may deem ownership to be have been present for accounting purposes.
“Secured Indebtedness” means any Consolidated Indebtedness secured by a Lien on any assets of the Company or any of its Restricted Subsidiaries.
“Secured Leverage Ratio” means, as of any date of determination, the ratio of (x) Secured Indebtedness of the Company and its Restricted Subsidiaries on such date, less unrestricted cash and Cash Equivalents that would be stated in the balance sheet of the Company and its Restricted Subsidiaries and held by the Company and its Restricted Subsidiaries as of such date of determination (except proceeds of Indebtedness that are received substantially contemporaneously with the incurrence of such Indebtedness), as determined in accordance with GAAP to (y) Consolidated EBITDA for the Company’s

Four Quarter Period immediately preceding the date on which such calculation is being made shall occur, in each case, with such pro forma adjustments to Secured Indebtedness, cash, Cash Equivalents and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provision set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“Securitization Assets” means any accounts receivable or other revenue streams subject to a Qualified Securitization Financing.
“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.
“Securitization Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person, or may grant (or, in the case of the Company or any other Subsidiary other than a Securitization Subsidiary, may prophylactically grant) a security interest in, any Securitization Assets (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets and any hedging obligations entered into by the Company or any such Subsidiary in connection with such Securitization Assets.
“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Securitization Subsidiary” means a Subsidiary of the Company (or another Person) that engages in no activities other than in connection with the financing of one or more Qualified Securitization Financings and that is designated by the Company’s Board of Directors (as provided below) as a Securitization Subsidiary and:
(a)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(1)is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);
(2)is recourse to or obligates the Company or any Restricted Subsidiary of the Company (other than such Securitization Subsidiary) in any way other than pursuant to Standard Securitization Undertakings; or

(3)subjects any property or asset of the Company or any Restricted Subsidiary of the Company (other than such Securitization Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)    with which neither the Company nor any Restricted Subsidiary of the Company (other than such Securitization Subsidiary) has any material contract, agreement, arrangement or understanding other than on terms not materially less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

(c)    to which neither the Company nor any Restricted Subsidiary of the Company (other than such Securitization Subsidiary) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
Any designation of a Subsidiary as a Securitization Subsidiary shall be evidenced to the Trustee by delivering to the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to the designation and an Officers’ Certificate certifying that the designation complied with the preceding conditions and was permitted by this Indenture.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Securitization Financing, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Stated Maturity” when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.
“Subordinated Indebtedness” means Indebtedness of the Company or any Guarantor that is subordinated or junior in right of payment to the Notes or any Guarantee of such Guarantor, as the case may be.

“Subsidiary” with respect to any Person, means:

(1)any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2)any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Total Assets” means, at the time of determination, the total consolidated assets of the Company and its Subsidiaries, as shown on the most recent balance sheet of the Company.
“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to January 15, 2019; provided, however, that if the period from the Redemption Date to January 15, 2019 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trustee” means Wells Fargo Bank, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Unlegended Regulation S Global Note” means a permanent Global Note in the form of Exhibit A bearing the Global Note Legend but not the Private Placement Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee and issued upon expiration of the Restricted Period.
“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” of any Person means:

(1)any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2)any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:

(1)the Company certifies to the Trustee that such designation complies with Section 4.07; and

(2)each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with Section 4.07, the portion of the fair market value of the net assets of such Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries in such Subsidiary, in each case, as determined in good faith by the Board of Directors of the Company, shall be deemed to be an Investment. Such designation will be permitted only if such Investment would be permitted at such time under Section 4.07.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1)immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.08; and

(2)immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.
“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares and shares issued to foreign nationals under applicable law) is owned by the Company or another Wholly Owned Restricted Subsidiary.
Section 1.02 Other Definitions.

Term	Defined in Section
“Additional Interest”	6.02
“Affiliate Transaction”	4.13

“Authentication Order”	2.02
“Change of Control Offer”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Initial Default”	6.01
“Legal Defeasance”	8.02
“Minimum Dollar Denomination”	2.01
“Paying Agent”	2.03
“Permitted Business”	4.09
“Registrar”	2.03
“Replacement Assets”	4.09
“Reversion Date”	4.17
“Suspended Covenants”	4.17
“Suspension Date”	4.17
“Suspension Period”	4.17
“Surviving Entity”	5.01
“Surviving Guarantor Entity”	5.02

Section 1.03 Incorporation by Reference of Certain Provisions and Defined Terms in the Trust Indenture Act.
Whenever this Indenture refers to a provision of the TIA as being incorporated by reference or otherwise applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture.
This Indenture has not been qualified under the TIA and no provision of the TIA shall be deemed a part of this Indenture except as specifically set forth herein.
Section 1.04 Rules of Construction.
Unless the context otherwise requires:

(a)a term has the meaning assigned to it;

(b)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)“or” is not exclusive;

(d)words in the singular include the plural, and words in the plural include the singular;

(e)“will” shall be interpreted to express a command;

(f)provisions apply to successive events and transactions;

(g)references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time;

(h)“including” means including without limitation; and

(i)Section references are to Sections of this Indenture unless the context otherwise requires.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating.

(a)General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 (the “Minimum Dollar Denomination”) and any integral multiple of $1,000 in excess thereof.
The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)Rule 144A Global Notes. Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a 144A Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated Participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)Regulation S Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Legended Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of the designated Participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in a Legended Regulation S Global Note shall be exchanged for beneficial interests in an Unlegended Regulation S Global Note pursuant to Section 2.06 and the Applicable Procedures. Simultaneously with the authentication of Unlegended Regulation S Global Notes, the Trustee shall cancel such Legended Regulation S Global Note. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d)Depositary. The Company has initially appointed DTC to act as Depositary with respect to the Global Notes.

(e)Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Euroclear or Clearstream as Participants in DTC.

(f)None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a Participant or Indirect Participant in, the Depositary or other Person, with respect to the accuracy of the records of the Depositary or its nominee or of any Participant, Indirect Participant or member thereof, with respect to any ownership interest in the Global Notes or with respect to the delivery to any Participant, Indirect Participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures of the Depositary. The Trustee and each Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, Participants, Indirect Participants and any beneficial owners.

Section 2.02 Execution and Authentication.
At least one Officer must sign the Notes for the Company by manual or facsimile signature, which may be delivered by .pdf attachment to an email or by other electronic means.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee will, upon receipt of a written order of the Company signed by two Officers of the Company (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.
The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Agents.
The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.
The Company initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Notes.
Section 2.04 Paying Agent to Hold Money in Trust.
The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Notes, and will notify the Trustee in writing of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.
Section 2.05 Holder Lists.
The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish or cause the Registrar to furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.
Section 2.06 Transfer and Exchange.
(a)    Transfer and Exchange of Global Notes. A Global Note may not be

transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(A)The Depositary (1) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or (2) has ceased to be a clearing agency registered under the Exchange Act and the Company thereupon fails to appoint a successor Depositary within 120 Business Days;

(B)the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Definitive Notes in exchange for beneficial interest in the Global Notes; or

(C)there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes.
Upon the occurrence of either of the preceding events in (A), (B) or (C) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in
Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (d).

(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The
transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Legended Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)    both (1) and (2):

(1)a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2)instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase;
(B)    or both (1) and (2):
(1)    a written order from a Participant or an Indirect
Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2)    instructions given by the Depositary to the Registrar
containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above,
provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Legended Regulation S Global Note prior to the expiration of the Restricted Period and the receipt by the Registrar of a certificate from the transferor stating that the transfer complies with Rule 903 and Rule 904 of the Securities Act.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Notes pursuant to Section 2.06(h) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)if the transferee will take delivery in the form of a beneficial interest in the Legended Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:
(1)    if the holder of such beneficial interest in a Restricted
Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
(1)(a) thereof; or

(2)    if the holder of such beneficial interest in a Restricted
Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case, if the Company or Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Company shall upon the receipt of the certifications required by this clause (iv) issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (iv) above.
Transfer and Exchange of Beneficial Interests for Definitive Notes.
(i)    Beneficial Interests in Restricted Global Notes to Restricted
Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a

Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate from the transferor to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate upon receipt of an Authentication Order in accordance with
Section 2.02 hereof and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)Beneficial Interests in Legended Regulation S Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Legended Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of a certificate from the transferor stating (x) that the transfer complies with Rule 903 and Rule 904 of the Securities Act; or (y) that the transfer is made pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(1)if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case, if the Company or Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of this Section 2.06(d)(ii), the Trustee will cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(iii)    Unrestricted Definitive Notes to Beneficial Interests in
Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes so transferred.

(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon
request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i)    Restricted Definitive Notes to Restricted Definitive Notes. Any
Restricted Definitive Note may be transferred to and registered in the name of a Person or Persons who takes delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)    if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(ii)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any
Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(1)if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item
(4) thereof;

and, in each such case, if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A
Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)    Legends. The following legends will appear on the face of all Global
Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)    Private Placement Legend.

(A)    Except as permitted by subparagraph (B) below, each
Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE OFFERING AND SALE OF THIS NOTE (OR ITS PREDECESSOR) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:
(1)REPRESENTS THAT IT IS NOT AN “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF RACKSPACE HOSTING, INC. (THE “ISSUER”) AND (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2)AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, IN THE CASE OF REGULATION S NOTES, 40 DAYS AFTER THE ISSUANCE OF THIS NOTE, EXCEPT (A) TO RACKSPACE HOSTING, INC. OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION;

(3)AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND;

(4)AGREES THAT ANY SECURITY THAT IS OWNED BY AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933) OF THE COMPANY MAY NOT BE RESOLD OR TRANSFERRED BY SUCH AFFILIATE OTHER THAN TO THE COMPANY OR A SUBSIDIARY THEREOF OR PURSUANT TO (A) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE

SECURITIES ACT OF 1933 OR (C) ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 (IF AVAILABLE) IN A TRANSACTION THAT RESULTS IN SUCH SECURITY NO LONGER BEING A RESTRICTED SECURITY (AS DEFINED UNDER RULE 144). IN THE EVENT ANY SUCH PERSONS BENEFICIALLY OWN AN INTEREST IN THE SECURITY PRIOR TO THE TIME THE COMPANY REMOVES THE RESTRICTIVE LEGEND ON THE SECURITY, THE COMPANY MAY REQUIRE THAT SUCH PERSONS HOLD THEIR INTERESTS IN THE SECURITY IN CERTIFICATED FORM BEARING AN APPROPRIATE RESTRICTIVE LEGEND AND A RESTRICTED CUSIP NUMBER.
AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.”
(5) EITHER (A) NO PORTION OF THE ASSETS USED BY THE PURCHASER TO ACQUIRE AND HOLD THE NOTES CONSTITUTES ASSETS OF ANY PLAN OR NON-ERISA PLAN, OR (B) THE PURCHASE AND HOLDING OF THE NOTES BY THE PURCHASER WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS”
(B)    Notwithstanding the foregoing, any Global Note or
Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
(ii)    Global Note Legend.
Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL

NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THE RIGHTS ATTACHING TO THIS GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

(g)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)General Provisions Relating to Transfers and Exchanges.

(i)To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof.
(ii)    No service charge will be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.14 and 9.04 hereof).

(iii)    The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(v)    Neither the Registrar nor the Company will be required:
(A)to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day the Company gives notice of redemption of the Notes under Section 3.03 hereof, makes a Net Proceeds Offer pursuant to Section 4.09 or makes a Change of Control Offer pursuant to Section 4.14 hereof and ending at the close of business on the day notice is given or the Change of Control Offer is made, as applicable;

(B)to register the transfer of or to exchange any Note selected for redemption in whole or in part or subject to repurchase in a Change of Control Offer, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part; or

(C)in the case of a redemption or a Change of Control
Payment Date occurring after a record date but on or before the corresponding interest payment date, register the transfer or exchange of any Note on or after the record date and before the date of redemption or Change of Control Payment Date, as applicable.
(vi)    Subject to the rights of Holders as of the relevant record date to receive interest on the corresponding interest payment date and Section 2.12, prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
(vii) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
(viii) Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any tax or securities laws with respect to any restrictions on transfer imposed under this Indenture or under applicable law (including any transfers between or among Participants, Indirect Participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07 Replacement Notes.
If any mutilated Note is surrendered to the Trustee or the Company and the Trustee and the Company receives evidence to their satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for their expenses in replacing a Note.
Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08 Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) Notes for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside, segregated and held in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed prior to the maturity thereof, written notice of such redemption has been duly given pursuant to this Indenture, or provision satisfactory to the Trustee shall have been made for giving such notice; and (iii) Notes in substitution for which other Notes shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of this Indenture (except with respect to any such Note as to which proof satisfactory to the Trustee is presented that such Note is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Company). Except as set forth in this Section 2.08, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 9.02 hereof.
If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee and the Registrar receive proof satisfactory to each of them that the replaced Note is held by a protected purchaser.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay all principal, premium and accrued interest with respect to the outstanding Notes payable on that date and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 2.09 Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, request, waiver or consent in the exercise of any discretion, power or authority

(whether contained in this Indenture or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Holders or any of them, Notes owned by the Company or any Guarantor, or by an Affiliate of the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.
Section 2.10 Temporary Notes.
Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.
Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.
The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes in its customary manner (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company upon the Company’s written request. The Company may not issue new Notes to replace Notes that it has redeemed, purchased or paid or that have been delivered to the Trustee for cancellation.
Section 2.12 Defaulted Interest.
If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company delivered at least five days (or such shorter period as the Trustee may agree) before such notice is requested to be sent to Holders, the Trustee in the name and at the expense of the Company) will give or cause to be given to Holders in accordance with Section 12.02 a notice prepared by the Company that states the special record date, the related payment date and the amount of such interest to be paid. The Trustee shall have no duty to determine whether defaulted interest is payable or the amount of such defaulted interest.
Section 2.13 CUSIP Numbers and ISIN Numbers.
The Company in issuing the Notes may use “CUSIP” numbers and “ISINs” (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers and “ISINs” in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers or “ISINs.”

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

The Company may, with respect to any Notes, reserve the right to redeem and pay the Notes or may covenant to redeem and pay the Notes or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Notes. If Notes are redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Notes pursuant to the terms of such Notes, it must furnish to the Trustee, at least 35 days but not more than 60 days before a redemption date (unless a shorter period is acceptable to the Trustee), an Officers’ Certificate setting forth:

(i)the clause of this Indenture pursuant to which the redemption shall occur;

(ii)the redemption date;

(iii)the principal amount of Notes to be redeemed;

(iv)the redemption price; and

(v)the applicable CUSIP numbers.

Section 3.02 Selection of Notes to Be Redeemed.
If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, Notes will be selected for redemption or purchase by lot, pro rata and subject in each case to the applicable procedures of the Depositary. In the event of such partial redemption or purchase, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date from the outstanding Notes not previously called for redemption or purchase.
The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Notes selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in multiples of $1,000; provided that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased; and provided further that any unredeemed portion of a Note shall be equal to $2,000 or a multiple of $1,000 in excess thereof. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
Section 3.03 Notice of Optional Redemption.
Notices of optional redemption pursuant to Section 3.07 will be delivered by the Company, at least 30 days but not more than 60 days before a redemption date, to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

The notice will identify the Notes to be redeemed and will state:

(a)the redemption date;

(b)the redemption price;

(c)if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(d)the name and address of the Paying Agent;

(e)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g)the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h)that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN number, if any, listed in such notice or printed on the Notes;

(i)any condition to such redemption; and

(j)the CUSIP and/or ISIN number
At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least two Business Days before notice of redemption is required to be delivered to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Section 3.04 Effect of Notice of Redemption.
Once notice of redemption is given in accordance with Section 3.03 hereof and any conditions set forth therein have been satisfied, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price and interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date unless the Company defaults in the payment of the redemption price or accrued interest. Any redemption and notice of redemption may, at the Company’s option and discretion, be subject to one or more conditions precedent, including completion of an Equity Offering or other corporate transaction. The notice, if delivered in a manner provided herein, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any

Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.
If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.05 Deposit of Redemption Price.
At or prior to 10:00 a.m., New York City time, on the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent, money in immediately available funds sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.
Section 3.06 Notes Redeemed in Part.
Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered; provided that such unredeemed or unpurchased portion is equal to $2,000 or a multiple of $1,000 in excess thereof.
Section 3.07 Optional Redemption.
(a)    Other than as set forth in this Section 3.07, the Notes shall not be redeemable by the Company prior to maturity.
(b)    At any time prior to January 15, 2019, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes of such series) outstanding under this Indenture, at a redemption price equal to 106.500% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date (the “Redemption Date”), subject to the rights of Holders of record of Notes on a record date to receive interest due on the related interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that:
(1)at least 65% of the aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

(2)the redemption must occur within 90 days of the date of the closing of such Equity Offering.

(c)    On or after January 15, 2019, the Company may redeem all or a part of the
Notes, on any one or more occasions, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to, but not including, the applicable Redemption Date, subject to the rights of Holders of record of Notes on a record date to receive interest due on the related interest payment date, if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year	Percentage
2019	104.875%
2020	103.250%
2021	101.625%
2022 and thereafter	100.000%

(d)At any time prior to January 15, 2019, the Company may also redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the Redemption Date, subject to the rights of Holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(e)Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 of this Indenture.
Section 3.08 Mandatory Redemption.
The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.
Section 3.09 Repurchase Offer
In the event that, pursuant to Section 4.09 or 4.14 hereof, the Company or a Restricted Subsidiary is required to commence an offer to all Holders to purchase Notes (a “Repurchase Offer”), it shall follow the procedures specified below.
The Repurchase Offer shall remain open for a period of at least 20 Business Days following its commencement, except to the extent that a shorter or longer period is permitted or required, as the case may be, by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will purchase at the Purchase Price (as determined in accordance with Section 4.09 or 4.14 hereof, as the case may be) the principal amount of Notes required to be purchased pursuant to Section 4.09 or 4.14 hereof, as the case may be (the “Offer Amount”) and, if required, Pari Passu Indebtedness (on a pro rata basis, if applicable), or, if less than the Offer Amount has been tendered, all Notes and Pari Passu Indebtedness tendered in response to the Repurchase Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.
If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest to, but not including, the Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Repurchase Offer.

Upon the commencement of a Repurchase Offer, the Company will deliver or cause to be delivered a notice to each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The notice, which will govern the terms of the Repurchase Offer, will state:

(a)that the Repurchase Offer is being made pursuant to this Section 3.09, and either Section 4.09 or 4.14 hereof, as applicable, and the length of time the Repurchase Offer will remain open;

(b)the Offer Amount, the purchase price and the Purchase Date;

(c)that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Repurchase Offer will cease to accrue interest after the Purchase Date;

(d)that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have Notes purchased in minimum denominations of $2,000, or integral multiples of $1,000 in excess thereof;

(e)that Holders electing to have a Note purchased pursuant to any Repurchase Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(f)that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(g)that, if the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Trustee will select the Notes to be purchased by lot or on a pro rata basis and subject to the applicable procedures of the Depositary based on the principal amount of Notes and such Pari Passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Trustee so that no Notes in denominations of $2,000 or less will be purchased in part); and

(h)that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof validly tendered pursuant to the Repurchase Offer or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this

Section 3.04. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and deliver (or cause to be transferred by book entry) such new Note to such Holder in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly returned by the Company to the Holder thereof. The Company will publicly announce the results of the Repurchase Offer on or as soon as practicable after the Purchase Date.
Other than as specifically provided in this Section 3.09, Section 4.09 or 4.14 of this Indenture, as applicable, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Section 3.01 through Section 3.06 of this Indenture.

ARTICLE 4

COVENANTS
Section 4.01 Payment of Notes.
The Company will, for the benefit of the Holders of Notes, pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of noon Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at such higher rate to the extent lawful. Interest will be computed daily on the Notes on the basis of a 360-day year comprised of twelve 30-day months.
Section 4.02 Maintenance of Office or Agency.
For so long as any Notes are outstanding, the Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. Notwithstanding anything else contained herein to the contrary, no service of legal process on the Company may be made at any office of the Trustee.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

With respect to the Notes, the Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.
Section 4.03 Reports.
Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company must provide the Trustee and, upon request, to any Holder of the Securities within fifteen (15) Business Days after filing, or in the event no such filing is required, within fifteen (15) Business Days after the end of the time periods specified in those sections with:

(1)all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual financial statements only, a report thereon by the Company’s certified independent accountants, and

(2)all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports;
provided that the foregoing delivery requirements shall be deemed satisfied if the foregoing materials are available on the Commission’s EDGAR system or on the Company’s website within the applicable time period.

In addition, whether or not required by the Commission, the Company will, if the Commission will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) with the Commission for public availability within the time periods specified in the Commission’s rules and regulations. In addition, the Company will make the information and reports available to securities analysts and prospective investors upon request.

Unless the Company is otherwise obligated to do so under the Exchange Act or the rules and regulations promulgated by the Commission thereunder, such reports referred to above will not be required:

(1)to contain the separate financial information for Guarantors as contemplated by Rule 3-10 of Regulation S-X or any financial statements of unconsolidated subsidiaries or 50% or less owned Persons as contemplated by Rule 3-09 of Regulation S-X or any schedules required by Regulation S-X, or in each case any successor provisions, or “segment reporting”; or

(2)to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any non-GAAP financial measures contained therein.
To the extent any such reports referred to above is not so filed or furnished, as applicable, within the time periods specified above and such reports are subsequently filed or furnished, as applicable, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.
At any time when the Notes are “restricted securities” under Rule 144 under the Securities Act, the Company will furnish to the holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.04 Compliance Certificate.

For so long as any Notes are outstanding, the Company and each Guarantor of any Notes (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

So long as any Notes are outstanding, the Company will deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not, and each Guarantor of any Notes will not, at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of such Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06 Corporate Existence.
Except as otherwise permitted by Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents.
Section 4.07 Limitation on Restricted Payments.
(a)    The Company will not, and will not cause or permit any of its Restricted
Subsidiaries to, directly or indirectly:

(1)declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company’s Capital Stock to holders of such Capital Stock;

(2)purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company;

(3)make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, earlier than one year prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness; or
(4)make any Investment (other than Permitted Investments)
(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”), if at the time of such Restricted Payment or immediately after giving effect thereto,

(i)a Default or an Event of Default shall have occurred and be continuing;

(ii)the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the first paragraph under Section 4.08 hereof; or

(iii)the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum of:
(w)    an amount equal to the Company’s Consolidated
EBITDA for the period from October 1, 2015 to the end of the Company’s most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (the “Basket Period”) less the product of 1.4 times the Company’s Consolidated Interest Expense for the Basket Period; plus

(x)100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the “Reference Date”) of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock, until such debt security has been converted into, or exchanged for, Qualified Capital Stock); plus

(y)without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company’s Capital Stock subsequent to the Issue Date and on or prior to the Reference Date (excluding, in the case of clauses (iii)(x) and (z), any net cash proceeds from any Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth under Article 3); plus:

(z)without duplication, the sum of:

(1)the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

(2)the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company);

(3)upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (except to the extent the Investment constituted a Permitted Investment), the fair market value of such Subsidiary as of the date of such redesignation; and

(4)net cash dividends or other net cash distributions paid to the Company or any Restricted Subsidiary of the Company from any Unrestricted Subsidiaries of the Company;
provided that the sum of clauses (1), (2), (3) and (4) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

(b)    Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

(1)the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

(2)the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

(3)the acquisition of any Subordinated Indebtedness either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (a) shares of Qualified Capital Stock of the Company or (b) Refinancing Indebtedness;

(4)repurchases by the Company of Common Stock of the Company from officers, directors and employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees or termination of their seat on the board of the Company in an aggregate amount not to exceed $10.0 million in any calendar year;

(5)repurchases of Capital Stock deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price and related statutory withholding taxes of such options or warrants;

(6)payments of dividends on Disqualified Capital Stock or Preferred Stock of any Restricted Subsidiary, the incurrence or issuance of which was permitted by this Indenture;

(7)cash payments in lieu of the issuance of fractional shares in connection with (i) the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company or (ii) a merger, consolidation, amalgamation or other combination involving the Company or any of its Subsidiaries;

(8)the retirement of any shares of Disqualified Capital Stock of the Company by conversion into, or by exchange for, shares of Disqualified Capital Stock of the Company or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) or other shares of Disqualified Capital Stock of the Company;

(9)in the event of a Change of Control, and if no Default or Event of Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Company or any Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness, plus accrued and unpaid interest thereon; provided that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer with respect to the Notes offered hereby as a result of such Change of Control and has repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer;

(10)in the event of an Asset Sale that requires the Company to offer to repurchase Notes pursuant to Section 4.09 hereof and if no Default or Event of Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Company or any Guarantor, in each case, at a purchase price not greater than 100% of the principal amount of such Subordinated Indebtedness, plus accrued and unpaid interest thereon; provided that (A) prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company has made an offer with respect to the Notes pursuant to the provisions of Section 4.09 hereof and has repurchased all Notes validly tendered and not withdrawn in connection with such offer and (B) the aggregate amount of all such payments, purchases, redemptions, defeasances or other acquisitions or retirements of all such Subordinated Indebtedness may not exceed the amount of the Net Cash Proceeds Amount remaining after the Company has complied with clause (a)(3) of Section 4.09 hereof;

(11)any Restricted Payments made by the Company or any Restricted Subsidiary; provided that, immediately after giving pro forma effect thereto and the incurrence of any Indebtedness in connection therewith, the Consolidated Total Leverage Ratio would be no greater than 3.00 to 1.00 determined upon the earlier of when such Restricted Payment is made or the Company or any Restricted Subsidiary entered into a contractual commitment obligating it to make such Restricted Payment;

(12)other Restricted Payments in an aggregate amount not to exceed $250.0 million after the Issue Date; and

(13)the distribution or payment of Securitization Fees.
(c)    For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories described in clauses (1) through (13) of Section 4.07(b) hereof, or is permitted pursuant to Section 4.07(a) hereof, the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this covenant. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of Section 4.07(a) hereof, amounts expended pursuant to clauses (1) and (4) of Section 4.03(b) shall be included in such calculation.

Section 4.08 Limitation on Incurrence of Additional Indebtedness.

(a)The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness); provided that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries may incur Indebtedness if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof (or, in the case of Designated Revolving Commitments, on the date such Designated Revolving Commitments are designated as such (but only to the extent and so long as so designated) after giving pro forma effect to the incurrence of the entire committed amount of Indebtedness designated thereunder, in which case such designated amount under such Designated Revolving Commitments may thereafter be borrowed, repaid and reborrowed, in whole or in part, from time to time, without further compliance with any limitation on the incurrence of additional indebtedness set forth in this Section 4.08), the Consolidated Fixed Charge Coverage Ratio of the Company would have been greater than 2.0 to 1.0; provided that the amount of Indebtedness that may be incurred and Disqualified Capital Stock or Preferred Stock that may be issued pursuant to the foregoing by any Restricted Subsidiaries (other than Securitization Subsidiaries) that are not Guarantors (other than borrowings under a Bank Facility which is secured by Liens incurred pursuant to clause (a) of Section 4.12 hereof) shall not exceed $100.0 million at any one time outstanding.

(b)Section 4.08(a) will not apply to (collectively, “Permitted Indebtedness”):

(1)Indebtedness under the Notes (other than any Additional Notes) issued on the Issue Date;

(2)Indebtedness incurred pursuant to any Bank Facility in an aggregate principal amount at any one time outstanding not to exceed $400.0 million;

(3)other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (other than Indebtedness under clauses (1), (2) or (18) of this Section 4.08(b)) reduced by the amount of any scheduled amortization payments, mandatory prepayments when actually paid, conversions or permanent reductions thereof;

(4)Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on its outstanding Indebtedness incurred without violation of this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not, at the time of the incurrence thereof, exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

(5)Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(6)Indebtedness of a Restricted Subsidiary of the Company owing to and held by the Company or a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture, in each case, subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture; provided that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the issuer of such Indebtedness;

(7)Indebtedness of the Company owing to and held by a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture, in each case, subject to no Lien other than a Lien permitted under this Indenture; provided that if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (7) by the Company;
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(8)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of incurrence;

(9)Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety, bid, appeal or similar bonds, completion guarantees, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

(10)Indebtedness represented by Capitalized Lease Obligations, Finance Lease Obligations, mortgage financings and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries not to exceed (together with any Refinancing Indebtedness with respect thereto) 15.0% of Total Assets at any one time outstanding;

(11)Refinancing Indebtedness;

(12)Indebtedness of the Company or any Restricted Subsidiary consisting of “earn-out” obligations, guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets (including Capital Stock);

(13)Indebtedness incurred by the Company or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees or similar instruments issued or created in the ordinary course of business, including in respect of health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 60 days following the incurrence thereof;

(14)Indebtedness in respect of Sale and Leaseback Transactions in an aggregate amount not to exceed $150.0 million at any one time outstanding;

(15)Acquired Indebtedness, if on the date that such Indebtedness is incurred, after giving pro forma effect thereto, (A) the Company or such Restricted Subsidiary, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.08(a), or (B) the Consolidated Fixed Charge Coverage Ratio of the Company would be no less than the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to the date such Indebtedness is incurred;

(16)Additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount (or accreted value) not to exceed $250.0 million at any one time outstanding (which amounts may, but need not, be incurred in whole or in part under the Bank Facility); provided that the amount of Indebtedness that may be incurred pursuant to this clause (16) by any Restricted Subsidiaries (other than borrowings under a Bank Facility which is secured by Liens incurred pursuant to Clause (a) of Section 4.12 hereof) that are not Guarantors shall not exceed $175.0 million at any one time outstanding;

(17)Indebtedness represented by guarantees by the Company or its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred under this Indenture; provided that, in the case of a guarantee by a Restricted Subsidiary, such Restricted Subsidiary complies with Section 4.16 hereof to the extent applicable;

(18)Permitted Foreign Subsidiary Debt; and

(19)Indebtedness in respect of any Qualified Securitization Financing.
(c)    For purposes of determining compliance with this Section 4.08, in the event that all or a portion of an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (19) of Section 4.08(b) or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of this Section 4.08, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness, in whole or in part, in any manner that complies with this covenant; provided that all Indebtedness outstanding under the Bank Facility up to the maximum amount permitted under clause (2) of Section 4.08(b) shall be deemed to have been incurred pursuant to clause (2) of Section 4.08(b) . Accrual of interest, whether payable in cash or in kind, accretion or amortization of original issue discount, imputed interest, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock of a Restricted Subsidiary or Disqualified Capital Stock, as applicable, for purposes of this Section 4.08.

(d)In addition, the Company will not, and will not permit any Restricted Subsidiary that becomes a Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the applicable Guarantee, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of such Indebtedness being unsecured or by virtue of the fact that the holders of such Indebtedness have entered into one or more intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

(e)For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated by the Company based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is Refinancing Indebtedness incurred to Refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that may be incurred pursuant to this covenant will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

Section 4.09 Limitation on Asset Sales.
(a)    The Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

(1)the Company or such Restricted Subsidiary, as the case may be, receives consideration therefor at the time of such Asset Sale at least equal to the fair market value at the time of such Asset Sale of the property, assets or stock sold or otherwise disposed of (as determined in good faith by the Company’s Board of Directors);

(2)at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash, Cash Equivalents and/or Replacement Assets and is received at the time of such disposition;

provided that, for purposes of this clause (2), (a) the amount of any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Notes or any Guarantee of a Guarantor) that are assumed by the transferee of any such assets, (b) the fair market value of any securities or other assets received by the Company or any such Restricted Subsidiary in exchange for any such assets that are converted into cash or Cash Equivalents within 360 days after such Asset Sale and (c) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this subclause (c) that is at that time outstanding, not to exceed the greater of 1.0% of Total Assets and $25.0 million at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), in each case, shall be deemed to be cash for purposes of this clause (2) of Section 4.09(a); and

(3)upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either:

(A)to permanently reduce Indebtedness under a Bank Facility or to permanently repay any secured Indebtedness (other than Subordinated Indebtedness) of the Company or any Restricted Subsidiary or any Indebtedness of any Restricted Subsidiary that is not a Guarantor;

(B)to (1) make an investment in properties and assets (including Capital Stock; provided that any investment in Capital Stock results in the Company or any of its Restricted Subsidiaries, as the case may be, owning an amount of Capital Stock of the entity such that it constitutes a Restricted Subsidiary of the Company) that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto (a “Permitted Business”), (2) acquire Capital Stock of a Person that is a Restricted Subsidiary or a Person primarily engaged in a Permitted Business that will be a Restricted Subsidiary immediately thereafter, or (3) a combination of (1) and (2) above (“Replacement Assets”);

(C)to repay other Pari Passu Indebtedness; provided that the Company shall also equally and ratably reduce Indebtedness under the Notes by making an offer (in accordance with the procedures set forth below for a Net Proceeds Offer) to all Holders to purchase the pro rata principal amount of Notes, in each case, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); and/or
(D)    a combination of prepayment and investment permitted by the foregoing clauses (A)-(C);

provided that in the case of an investment in Replacement Assets pursuant to clause (B) or (D) above, a binding commitment shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment and, in the event such binding commitment is later cancelled or terminated for any reason before such Net Cash Proceeds are so applied, the Company or such Restricted Subsidiary enters into another binding commitment within 180 days of such cancellation or termination of the prior binding commitment.

(b)Pending the final application of such Net Cash Proceeds, the Company may temporarily reduce borrowings under the Bank Facility or any other revolving credit facility or otherwise invest the Net Cash Proceeds in any manner not prohibited by this Indenture. On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(A)-(D) of Section 4.09(a) (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds (rounded down to the nearest $1,000) that has not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(A)-(D) of Section 4.09(a) or the last provision of this paragraph (each a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) to all Holders and, to the extent required by the terms of any Pari Passu Indebtedness, to all holders of Pari Passu Indebtedness, on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and holders of any such Pari Passu Indebtedness) on a pro rata basis, the maximum amount of Notes and Pari Passu Indebtedness equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes and Pari Passu Indebtedness to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.09.

(c)The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $25.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $25.0 million, shall be applied as required pursuant to this Section 4.09).

(d)In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Article 5 which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.09, and shall comply with the provisions of this Section 4.09 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.09.

(e)Each Net Proceeds Offer will be delivered to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part (in minimum amounts of $2,000 and integral multiples of $1,000 in excess thereof) in exchange for cash. To the extent such

Holders properly tender Notes and holders of Pari Passu Indebtedness properly tender such Pari Passu Indebtedness in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes and Pari Passu Indebtedness will be purchased on a pro rata basis based on the aggregate amount of Notes and Pari Passu Indebtedness tendered (and the Trustee or applicable depositary shall select the tendered Notes of tendering Holders on a pro rata basis based on the amount of Notes (or otherwise in accordance with Applicable Procedures) and the Company shall select debt from the Pari Passu Indebtedness tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer or shorter period as may be required or permitted, respectively, by law. If any Net Cash Proceeds remain after the consummation of any Net Proceeds Offer, the Company may use those Net Cash Proceeds for any purpose not otherwise prohibited by this Indenture. Upon completion of each Net Proceeds Offer, the amount of Net Cash Proceeds will be reset at zero.

(f)The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.09, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue thereof.
Section 4.10 Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries
The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

(1)pay dividends or make any other distributions on or in respect of its Capital Stock;

(2)make loans or advances to the Company or any other Restricted Subsidiary or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

(3)    transfer any of its property or assets to the Company or any other
Restricted Subsidiary of the Company, except, in each case, for such encumbrances or restrictions existing under or by reason of:

(a)applicable law, rule, regulation or order;

(b)this Indenture, the Notes and any Guarantees;

(c)customary non-assignment provisions of any contract or any lease, license or sublicense governing a leasehold interest of any Restricted Subsidiary of the Company;

(d)any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(e)agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

(f)the Bank Facility, an agreement governing other Pari Passu Indebtedness permitted to be incurred under this Indenture, including a Qualified Securitization Financing, or, with respect to a Restricted Subsidiary, an agreement evidencing Indebtedness incurred not in violation of this Indenture; provided that, with respect to any agreement governing such other Pari Passu Indebtedness or other Indebtedness, as the case may be, the provisions relating to such encumbrance or restriction are no less favorable to the Company or Restricted Subsidiary, as the case may be, in any material respect as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions contained in the Bank Facility, in the case of such other Pari Passu Indebtedness, and the agreements of such Restricted Subsidiary, in the case of such other Indebtedness, in each case, as in effect on the Issue Date;

(g)restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

(h)restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

(i)such encumbrances or restrictions being binding on a Restricted Subsidiary at such time as such Restricted Subsidiary first becomes a Restricted Subsidiary, provided that such encumbrances or restrictions are not entered into solely in contemplation of such Person becoming a Restricted Subsidiary;

(j)customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

(k)any amendment to or Refinancing of the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (b), (d), (e) and (f) above; provided that the provisions relating to such encumbrance or restriction contained in any such agreement, taken as a whole, are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses (b), (d), (e) and (f);

(l)customary restrictions on leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby;

(m)restrictions imposed on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, entered into in the ordinary course of business; and

(n)encumbrances and restrictions applicable only to Restricted Subsidiaries of the Company that are not Domestic Restricted Subsidiaries.

Section 4.11 Limitation on Preferred Stock of Domestic Restricted Subsidiaries
The Company will not permit any of its Domestic Restricted Subsidiaries that are not Guarantors to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Domestic Restricted Subsidiary of the Company that is not a Guarantor.

Section 4.12 Limitation on Liens

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

(1)in the case of Liens securing Subordinated Indebtedness, the Notes or any Guarantee, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2)in all other cases, the Notes or any Guarantee, as the case may be, are equally and ratably secured,

except for:

(a)Liens securing borrowings under a Bank Facility in an amount not to exceed the greater of (x) the amount permitted to be incurred pursuant to and in compliance with clause (b)(2) of Section 4.08 hereof and (y) such amount that at the time of incurrence (or, in the case of Designated Revolving Commitments, on the date such Designated Revolving Commitments are designated as such (but only to the extent and so long as so designated) after giving pro forma effect to the incurrence of the entire amount of Indebtedness designated thereunder, in which case such designated amount under such Designated Revolving Commitments may thereafter be borrowed, repaid and reborrowed, in whole or in part, from time to time, without further compliance with any limitations on Liens set forth in this Section 4.12) and after giving pro forma effect to any such Lien and obligations secured thereunder (including the use of proceeds thereof) the Company and its Restricted Subsidiaries shall have a Secured Leverage Ratio less than or equal to 2.0 to 1.0;

(b)Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

(c)Liens securing the Company’s and its Restricted Subsidiaries’ Obligations under any hedge facility permitted under this Indenture to be entered into by the Company and its Restricted Subsidiaries;

(d)Liens securing the Notes and any Guarantees;

(e)Liens in favor of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;

(f)Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided that such Liens: (i) are no less favorable to the Holders in any material respect and are not more favorable to the lienholders in any material respect with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced as determined by the Board of Directors of the Company in its reasonable and good faith judgment; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

(g)Permitted Liens. Section

4.13 Limitations on Transactions with Affiliates
(a)    The Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), having a value greater than $10.0 million other than (x) Affiliate
Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.
All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $50.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $50.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

(b)    The restrictions set forth in this covenant shall not apply to:

(1)loans, advances and payments of reasonable fees and compensation paid (whether in cash or the issuance of Capital Stock of the Company) to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company in the ordinary course of business or as determined in good faith by the Company’s Board of Directors or senior management;

(2)transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided that such transactions are not otherwise prohibited by this Indenture;

(3)any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement, taken as a whole, is not materially more disadvantageous to the Holders than the original agreement as in effect on the Issue Date;

(4)any transaction on arm’s-length terms with any non-Affiliate that becomes an Affiliate as a result of such transaction;

(5)any employment, consulting and severance arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(6)the issuance and sale of Qualified Capital Stock;

(7) Permitted Investments and Restricted Payments permitted by this
Indenture; and

(8)    the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers and employees of the Company and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Company and the Restricted Subsidiaries.

Section 4.14 Offer to Repurchase upon Change of Control.

(a)Upon the occurrence of a Change of Control, unless the Company or a third party has previously or concurrently delivered a redemption notice with respect to all outstanding Notes as described under Section 3.03, the Company will be required to make an offer to purchase each Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.

(b)Within 30 days following the date upon which the Change of Control occurred, the Company must send, or cause the Trustee to send, a notice set forth in Section 3.09 to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days after the date such notice is delivered, other than as may be required by law (the “Change of Control Payment Date”). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed and specifying the portion (equal to $2,000 and integral multiples of $1,000 in excess thereof) of such Holder’s Notes that it agrees to sell to the Company pursuant to the Change of Control Offer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

(c)The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

(d)On the date of such Change of Control Payment, the Company will, to the extent lawful:
(1)accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)    deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(e)The Paying Agent will promptly deliver to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of such Change of Control Payment.

(f)The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. The Company (or a third party) may make a Change of Control Offer in advance of, and conditioned upon, any Change of Control.
Section 4.15 Payments for Consent.
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Section 4.16 Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.
The Company will not permit any Restricted Subsidiary that is a Wholly-Owned Restricted Subsidiary (and non-Wholly-Owned Restricted Subsidiaries if such non-Wholly-Owned Restricted Subsidiaries guarantee other capital markets debt securities of the Company or any Restricted Subsidiary of the Company), other than a Guarantor, a Securitization Subsidiary and a Foreign Restricted Subsidiary, to guarantee the payment of any capital markets debt securities or Indebtedness under any Bank Facility in each case, incurred in reliance on any of (or a combination of) paragraph (a) or clause (2) or clause (15) of paragraph (b) Section 4.08 hereof, in each case, of the Company or any Guarantor unless:
(a)    such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture in substantially the form attached hereto as Exhibit D providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Company or any Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Guarantor’s Guarantee; and
(b)    such Restricted Subsidiary shall within 30 days deliver to the Trustee an
Opinion of Counsel reasonably satisfactory to the Trustee;
provided that the foregoing shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.
The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall only be required to execute and deliver a supplemental indenture providing for a Guarantee by such Subsidiary.
If any Guarantor becomes an Immaterial Subsidiary and is not otherwise required to be a Guarantor under this Section 4.16, the Company shall have the right, by execution and delivery of a supplemental indenture to the Trustee, to cause such Person to cease to be a Guarantor, subject to the requirement, under this Section 4.16 that such Person shall be required to become a Guarantor if it ceases to be an Immaterial Subsidiary or is otherwise required to become a Guarantor under this covenant (except that if such Subsidiary has been properly designated as an Unrestricted Subsidiary, it shall not be so required to become a Guarantor or execute a supplemental indenture).

Section 4.17 Suspension of Guarantees Upon Change in Ratings.

(a)During any period of time that: (i) the Notes have Investment Grade Ratings from two Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Company and its Restricted Subsidiaries will not be subject to Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.16 and 5.01(2) (collectively, the “Suspended Covenants”).

(b)Upon the occurrence of a Covenant Suspension Event, the Guarantees, if any, of any Guarantors will be deemed released and of no further force and effect as of such date (the “Suspension Date”).

(c)In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events and promptly thereafter the Guarantees, if any, of any Guarantors will be re-executed and delivered to the extent such Guarantees are then required by the terms of this Indenture. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.”

(d)Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

(e)On the Reversion Date, all Indebtedness incurred, or Disqualified Capital Stock or Preferred Stock issued, during the Suspension Period will be classified as having been incurred or issued pursuant to paragraph (a) of Section 4.08 hereof or one of the clauses set forth in paragraph (b) of Section 4.08 hereof (to the extent such Indebtedness or Disqualified Capital Stock or Preferred Stock would be permitted to be incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Capital Stock or Preferred Stock would not be so permitted to be incurred or issued pursuant to paragraph (a) or (b) of Section 4.08 hereof such Indebtedness or Disqualified Capital Stock or Preferred Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (3) of paragraph (b) Section 4.08 hereof. On the Reversion Date, all Restricted Payments and Investments during the Suspension Period will be treated as having been permitted under the covenant described under Section 4.07 hereof and will not be counted for purposes of any baskets or calculations thereunder. On the Reversion Date, all Liens created, incurred or assumed during the Suspension Period in compliance with this Indenture will be deemed to have been outstanding on the Issue Date, so that they are classified as permitted under clause (b) of Section 4.12 hereof

(f)During the Suspension Period, the Company and its Restricted Subsidiaries will be entitled to incur Liens to the extent provided for under Section 4.12 hereof (including, without limitation, Permitted Liens). To the extent such covenant and any Permitted Liens refer to one or more Suspended Covenants, such covenant or definition shall be interpreted as though such applicable Suspended Covenant(s) continued to be applicable during the Suspension Period (but solely for purposes of Section 4.12 hereof and the “Permitted Liens” definition and for no other covenant).

(g)No Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period, or any actions taken pursuant to any contractual obligation arising prior to the Reversion Date (if permitted at such time, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period). Notwithstanding the foregoing, during the Suspension Period, the Company shall not designate any of its Restricted Subsidiaries to be Unrestricted Subsidiaries. For purposes of the covenant described below under Section 4.09 hereof on the Reversion Date, the amount of Net Proceeds Offer Amount, if any, shall be reset to zero.

(h)The Company shall deliver promptly to the Trustee an Officers’ Certificate notifying the Trustee of any Covenant Suspension Event or Reversion Date, as the case may be, pursuant to this Section 4.17, upon which the Trustee may conclusively rely. The

Trustee shall have no duty to inquire or to verify the treatment of the Company’s debt by the Rating Agencies or otherwise to determine the factual basis for the Company’s determination of the occurrence or timing of a Covenant Suspension Event or Reversion Date. The Company also shall provide notice to the Holders of any Covenant Suspension Event or Reversion Date.
Section 4.18 Conduct of Business.
The Company and its Restricted Subsidiaries will not engage in any businesses that are not the same, similar, ancillary, complementary or reasonably related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date, except to an extent that so doing would not be material to the Company and its Restricted Subsidiaries, taken as a whole.

ARTICLE 5

CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 5.01 The Company.

The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1)either:

(a)the Company shall be the surviving or continuing corporation; or

(b)the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(x)shall be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; provided that in the case where the Surviving Entity is not a corporation, a co-obligor of the Notes is a corporation; and

(y)shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and this Indenture on the part of the Company to be performed or observed;

(2)immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) of this Section 5.01 (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), (A) the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the clause (a) of Section 4.08 hereof or (B) the applicable Consolidated Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) would be no less than the applicable Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to such transaction;

(3)immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) of this Section 5.01 (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4)the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.
For purposes of the provisions of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, in a single or a series of related transactions, which properties and assets, if held by the Company instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
Notwithstanding clauses (1), (2) and (3) of Section 5.01 hereof, but subject to the proviso in subclause (x) of clause (1)(b) of Section 5.01, the Company may merge with (a) any of its Wholly Owned Restricted Subsidiaries or (b) an Affiliate that is a Person that has no material assets or liabilities and which was organized solely for the purpose of reorganizing the Company in another jurisdiction.
For purposes of this Section 5.01, upon any consolidation or merger or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with the foregoing in which there is a Surviving Entity, the Company will be released from its obligations under the Indenture and the Notes and, upon execution of the supplemental indenture referred to above, such Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, and shall perform every obligation of, the Company under the Indenture and the Notes with the same effect as if such Surviving Entity had been named as such and all financial information and reports required by the Indenture shall be provided by and for such Surviving Entity.

Section 5.02 The Guarantors

A Guarantor will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or all or substantially all of such Guarantor’s assets, whether as an entirety or substantially as an entirety to any Person, other than to, with or into the Company or another Guarantor, unless:

(1)immediately after giving effect to that transaction, no Default or Event of Default exists under this Indenture; and

(2)either:

(a)the Person (if other than such Guarantor) formed by such consolidation or into which the Guarantor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of such Guarantor substantially as an entirety (the “Surviving Guarantor Entity”), is a Domestic Restricted Subsidiary and expressly assumes all the obligations of that Guarantor under this Indenture and the Guarantee by executing a supplemental indenture; or

(b)such sale, assignment, transfer, lease, conveyance or other disposition or merger or consolidation does not violate Section 4.09 hereof.
For purposes of this Section 5.02, any consolidation or merger or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor in accordance with the foregoing in which there is a Surviving Guarantor Entity that is a Domestic Restricted Subsidiary, such Guarantor will be released from its obligations under the Indenture, the Notes and Guarantee and, upon execution of the supplemental indenture referred to above, such Surviving Guarantor Entity shall succeed to, and be substituted for, and may exercise every right and power of, and shall perform every obligation of, such Guarantor under the Indenture, the Notes and Guarantee with the same effect as if such Surviving Guarantor Entity had been named as such.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

The following events are defined in this Indenture as “Events of Default”:

(1)the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

(2)the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) on the date specified for such payment in the applicable offer to purchase;

(3)    a default in the observance or performance of any other covenant or agreement contained in this Indenture which Default continues for a period of 60 days after the Company receives written notice specifying the Default (and demanding that such Default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a Default with respect to Article 5, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);
(4)    the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or upon the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been so accelerated (in each case, with respect to which the 30-day period described above has passed), equals $50.0 million or more at any time;
(5)    one or more judgments in an aggregate amount in excess of $50.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;
(6)    the Company or any of its Material Subsidiaries (or any group of
Subsidiaries that, taken together, would constitute a Material Subsidiary) pursuant to or within the meaning of Bankruptcy Law:

(a)commences a voluntary case,

(b)consents to the entry of an order for relief against it in an involuntary case,

(c)consents to the appointment of a custodian for it or for all or substantially all of their property,

(d)makes a general assignment for the benefit of its creditors, or

(e)an admission by the Company in writing of its inability to pay its debts as they become due;
(7)    a court of competent jurisdiction enters an order or decree under any
Bankruptcy Law that:

(a)    is for relief against the Company or any of its Material Subsidiaries
(or any group of Subsidiaries that, taken together, would constitute a Material Subsidiary) in an involuntary case;

(b)appoints a custodian of the Company or any of its Material Subsidiaries (or any group of Subsidiaries that, taken together, would constitute a Material Subsidiary) or for all or substantially all of the property of the Company or any of its Material Subsidiaries (or any group of Subsidiaries that, taken together, would constitute a Material Subsidiary);

(c)orders the liquidation of the Company or any of its Material Subsidiaries (or any group of Subsidiaries that, taken together, would constitute a Material Subsidiary);
and the order or decree remains unstayed and in effect for 60 consecutive days; or
(8)    any Guarantee of a Guarantor that is a Material Subsidiary (or group of
Guarantors that would constitute a Material Subsidiary) or any material provision thereof ceases to be in full force and effect or any Guarantee of a Guarantor is declared to be null and void and unenforceable or any Guarantee of a Guarantor is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).
If (i) a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another Default that resulted solely because of that Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.03 hereof or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

Section 6.02 Acceleration.
If an Event of Default (other than an Event of Default specified in clause (6) and (7) in Section 6.01 hereof with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable.

If an Event of Default specified in clause (6) and (7) in Section 6.01 hereof with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
Notwithstanding the foregoing, if the Company so elects in writing to the Trustee, the sole remedy of the Holders for a failure to comply with Section 4.03 hereof will for the first
180 days after the occurrence of such failure consist exclusively of the right to receive additional interest (“Additional Interest”) on the Notes at a rate per annum equal to 0.25% for the first 180 days after the occurrence of such failure. The Additional Interest will accrue on all outstanding Notes from and including the date on which such failure first occurs until such violation is cured or waived and shall be payable on each interest payment date to Holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such failure (if such violation is not cured or waived prior to such 181st day), such failure will then constitute an Event of Default without any further notice or lapse of time and the Notes will be subject to acceleration as provided above.

At any time after a declaration of acceleration with respect to the Notes as described in this Section 6.02, the Holders of a majority in principal amount of such Notes may rescind and cancel such declaration and its consequences:

(1)if the rescission would not conflict with any judgment or decree;

(2)if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5)in the event of the cure or waiver of an Event of Default of the type described in clause (6) or (7) in Section 6.01 hereof, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.
No such rescission shall affect any subsequent Default or impair any right consequent thereto.
No Holder of any Note will have any right to institute any proceeding with respect to this Indenture or for any remedy hereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request, and offered indemnity satisfactory to the Trustee, to the Trustee to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a Holder of Notes for enforcement of payment of principal of and accrued and unpaid interest on such Notes on or after the respective due dates expressed in such Notes.

Section 6.03 Other Remedies.
If an Event of Default with respect to the Notes at the time outstanding occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on such Notes or to enforce the performance of any provision of such Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04 Waiver of Past Defaults.
Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, and interest on the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment Default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05 Control by Majority.
Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Securities or that may involve the Trustee in personal liability, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. Notwithstanding any provision to the contrary in this Indenture, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the direction or request of any Holder, unless such Holder shall offer to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
Section 6.06 Limitation on Suits.
A Holder of any Notes may pursue any remedy with respect to this Indenture or its Notes only if:
(a)such Holder gives to the Trustee written notice that an Event of Default with respect to Notes is continuing or the Trustee receives such notice from the Company;
(b)Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
(c)such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d)the Trustee does not comply with the request within 60 days after receipt of the request and the offer of such security or indemnity; and
(e)during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.
A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain or seek to obtain a preference or priority over another Holder.
Section 6.07 Rights of Holders of Notes to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08 Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing with respect to the Notes at the time outstanding, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, such Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09 Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the exchange of the Notes or on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.
If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money and property in the following order:
First: to the Trustee, its agents (including, without limitation, the Agents) and attorneys for amounts due under Section 7.07 hereof, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
Second: to Holders of Notes for amounts due and unpaid on such Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any and interest, respectively; and
Third: to the Company or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
Section 6.11 Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE
Section 7.01 Duties of Trustee.
(1)    If an Event of Default has occurred and is continuing, and subject to any direction received by the requisite Holders, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(2)    Except during the continuance of an Event of Default:

(a)the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b)In the absence of bad faith on its part, the Trustee may
conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers’ Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(3)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(a)this paragraph does not limit the effect of clause (b) of this Section 7.01;

(b)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
(4)    Whether or not therein expressly so provided, every provision of this
Indenture that in any way relates to the Trustee is subject to this Section 7.01.
(5)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any

Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
(6)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(7)    The rights, privileges, protections, immunities and benefits given to the
Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 7.02 Rights of Trustee.

(1)The Trustee may conclusively rely upon and shall be protected in acting or refraining from acting any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(2)Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(3)The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.
(4)The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(5)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(6)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(7)The Trustee shall not be deemed to have notice of a Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office specified in Section 12.02 hereof.

(8)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

Section 7.02 Rights of Trustee.

(1)The Trustee shall not be required to provide any bond or surety with respect to the execution of these trusts and powers.

(2)In no event shall the Trustee be liable to any person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

(3)The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(4)The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.
Section 7.03 Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 and Section 7.11 hereof.
Section 7.04 Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or any Notes, it shall not be accountable for the Company’s use of the proceeds from any Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in any Notes or any other document in connection with the sale of any Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05 Notice of Defaults.
If a Default or Event of Default occurs and is continuing with respect to the Notes and if it is actually known to a Responsible Officer of the Trustee, the Trustee will deliver to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs, or, if later, after a Responsible Officer of the Trustee has knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Notes s, the Trustee may withhold the notice from the

Holders of such Notes if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders of such Notes.

Section 7.06 Reports by Trustee to Holders of the Securities.

(1)Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will deliver to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also deliver all reports as required by TIA § 313(c).

(2)A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the Commission and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

(1)The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(2)The Company and the Guarantors will, jointly and severally, indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07), and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.

(3)The obligations of the Company and the Guarantors shall be joint and several under this Section 7.07 and shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

(4)To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a claim prior to the Notes on all money or property held or collected by the Trustee. Such claim shall survive the satisfaction and discharge of this Indenture.

(5)When the Trustee incurs expenses or renders services after an Event of Default specified in clause (6) or (7) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(6)The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.
Section 7.08 Replacement of Trustee.
(1)    A resignation or removal of the Trustee and appointment of a successor
Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
(2)    The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee with respect to the Notes if:

(a)the Trustee fails to comply with Section 7.10 hereof;

(b)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)a custodian or public officer takes charge of the Trustee or its property; or

(d)the Trustee becomes incapable of acting.
(3)    If the Trustee resigns or is removed or if a vacancy exists in the office of
Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
(4)    If a successor Trustee does not take office within 60 days after the retiring
Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(5)    If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(6)    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall deliver a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.
Section 7.09 Successor Trustee by Merger, Etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

(1)There will at all times be a Trustee hereunder that is a national banking association or other corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

(2)This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).
Section 7.11 Preferential Collection of Claims Against the Company.
The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance
The Company may, at its option and at any time, elect to have either
Section 8.02 or 8.03 hereof be applied to all outstanding Notes (including the related Guarantees, if any) upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.
Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each Guarantor will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes (including the related Guarantees, if any) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and each Guarantor will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the related Guarantees, if any), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all its other obligations under such Notes, such Guarantees, if any, and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

(2)the Company’s obligations with respect to the Notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

(3)the rights, powers, trust, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and

(4)this Article 8.
Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03 Covenant Defeasance.
Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Section 4.03, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and Section 5.01 hereof as well as any additional covenants specified in a supplemental indenture for such Notes or a Board Resolution or an Officers’ Certificate delivered pursuant to Section 2.02 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the outstanding Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company or any of its Subsidiaries may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof with respect to such Notes, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, clauses (3), (4), (5) and (8) of Section 6.01 hereof will not constitute an Event of Default with respect to such Notes.
Section 8.04 Conditions to Legal or Covenant Defeasance.
The following shall be the conditions to the applicability of either Section 8.02 or 8.03 hereof to the outstanding Notes:
(1)    the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;
(2)    in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:
(a)the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)    in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)    no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of

Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(5)such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under this Indenture (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposits and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6)the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(7)the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which opinion may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8)the Company shall have delivered to the Trustee an Opinion of Counsel, stating that assuming no intervening bankruptcy of the Company between the date of deposit and the 124th day following the date of deposit and that no Holder is an insider of the Company, after the 124th day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

Notwithstanding the foregoing, the Opinion of Counsel required by clause Section 8.04(b) above with respect to a Legal Defeasance need not be delivered if all outstanding Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable on the maturity date or a redemption date within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money, non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06 Repayment to Company.
Subject to applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
Section 8.07 Reinstatement
If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities with respect to Notes in accordance with Section 8.02 or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then, with respect to such Notes, the Company’s and any applicable Guarantors’ obligations under this Indenture and the applicable Notes and Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any such Notes following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder, the Company and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees:

(1)cure any ambiguity, defect or inconsistency;

(2)provide for the assumption by a Surviving Entity of the obligations of the Company under this Indenture;

(3)provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4)add Guarantees with respect to the Notes or confirm and evidence the release, termination or discharge of any security or guarantee when such release, termination or discharge is permitted by this Indenture;

(5)secure the Notes, add to the covenants of the Company for the benefit of the holders of the Notes or surrender any right or power conferred upon the Company;

(6)make any change that does not adversely affect the rights of any Holder of the Notes;

(7)comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA;

(8)provide for the issuance of Additional Notes in accordance with this Indenture;

(9)evidence and provide for the acceptance of appointment by a successor Trustee;

(10)conform the text of this Indenture or the Notes to any provision of the “Description of Notes” of the Offering Memorandum to the extent that such provision was intended to be a recitation of a provision of this Indenture or the Notes; or

(11)make any amendment to the provisions of this Indenture relating to the transfer and legending of the Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided that (i) compliance with this Indenture as so amended would not result in the Notes being transferred in violation of the
Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer the Notes.

provided, that the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.
Upon the request of the Company and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

The Company and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees with the written consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or Officers’ Certificate or of modifying in any manner the rights of the Holders, and the Company’s compliance with any provision of this Indenture with respect to the Notes may be waived by written notice to the Trustee by the Holders of a majority of the aggregate principal amount of the outstanding Notes.

Notwithstanding the foregoing, without the consent of each Holder of an outstanding Note, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(1)reduce the principal amount of Notes issued hereunder whose Holders must consent to an amendment, supplement or waiver;

(2)reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

(3)reduce the principal of or change the fixed maturity of any Note issued hereunder or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor, other than prior to the Company’s obligation to purchase Notes under provisions relating to the Company’s obligation to make and consummate a Change of Control Offer in the event of a Change of Control or to make and consummate a Net Proceeds Offer with respect to any Asset Sale;

(4)make any Notes payable in money other than that stated in the Notes;

(5)make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment Default that resulted from such acceleration), or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(6)after the Company’s obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

(7)modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders;

(8)release any Guarantor that is a Material Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

(9)modify or change the amendment provisions of the Notes or this Indenture.
It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 9.03 Revocation and Effect of Consents.

(1)Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(2)Any amendment or waiver once effective shall bind every Holder of each Note affected by such amendment or waiver unless it is of the type described in any of clauses (1) through (9) of Section 9.02. In that case, the amendment or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

Section 9.04 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05 Trustee to Sign Amendments, Etc.
The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until its Board of Directors approves it. In executing any amended or supplemental indenture, Notes or Guarantees, the Trustee shall receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture, Notes or Guarantees is authorized or permitted by this Indenture.

ARTICLE 10

GUARANTEES

Section 10.01 Guarantees.

(1)Each Guarantor shall jointly and severally, fully, unconditionally and irrevocably guarantee the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee on behalf of such Holder, that: (i) the principal of and premium, if any, and interest on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), together with interest on the overdue principal, if any, and interest on any overdue interest to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof by executing this Indenture; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Each of the Guarantees shall be a guarantee of payment and not of collection.

(2)Each Guarantor shall agree that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(3)Each Guarantor shall waive the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note and such Guarantee or as provided for in this Indenture. Each of the Guarantors shall agree that, in the event of a Default in payment of principal or premium, if any or interest on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

(4)If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. This Section 10.01(d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned. This Section 10.01(d) shall survive the termination of this Indenture.

(5)Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of this Indenture for the purposes of the Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6 of this Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

Section 10.02 Severability

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.03 Limitation on Guarantor Liability.

Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under its Guarantee constituting a fraudulent transfer or conveyance.

Section 10.04 Releases.

The Guarantee of a Guarantor will be released:

(1)in connection with a sale or other disposition of all or substantially all of the assets or all of the Capital Stock of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Domestic Restricted Subsidiary of the Company, if such sale or other disposition is in compliance with Section 4.09 hereof;

(2)upon the occurrence of a Covenant Suspension Event under Section 4.17 hereof;

(3)upon the designation of such Guarantor as an Unrestricted Subsidiary, in accordance with the terms of this Indenture;

(4)upon the release or discharge from all of a Guarantor’s obligations under all of its guarantees of payment of the Company’s Indebtedness that required it to become a Guarantor under Section 4.16 hereof, except in the case of a release as a result of the repayment in full of such Indebtedness if such repayment is made, in whole or in part, by such Guarantor pursuant to its guarantee of such Indebtedness (it being understood that a release subject to a contingent reinstatement is still considered a release, and if any such Indebtedness of such Guarantor is so reinstated, such Guarantee shall also be reinstated);

(5)to the extent the Company exercises its Legal Defeasance or Covenant Defeasance option under Article 8 or the Company’s obligations are discharged in accordance with this Indenture; or

(6)    to the extent that such Guarantor is a Securitization Subsidiary or an
Immaterial Subsidiary, as the case may be,

and in each case, upon the delivery by the Company or such Guarantor to the Trustee of an Officers’ Certificate certifying that all conditions precedent to such release have been complied with.

Section 10.05 Benefits Acknowledged

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, or as expressly provided for in this Indenture) as to all outstanding Notes when:

(1)    either:

(a)all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)all Notes not theretofore delivered to the Trustee for cancellation
(1)have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)the Company has paid all other sums payable under this Indenture by the Company with respect to the Notes; and

(3)the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, which opinion may be subject to customary assumptions and exclusions, stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of Section 11.01(a), the provisions of Sections 11.02 and 8.06 hereof will survive such satisfaction and discharge. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture

Section 11.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes with respect to which such deposit was made and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the

Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any such Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12
MISCELLANEOUS
Section 12.01 Trust Indenture Act Controls
If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties shall control.
Section 12.02 Notices
Any notice or communication by the Company or the Trustee to the others or by a Holder to the Company or the Trustee is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission, delivered electronically (in .pdf or similar format) if, in case of electronic notices, receipt is confirmed, or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Company and/or any Guarantor:
Rackspace Hosting, Inc. 1 Fanatical Place
City of Windcrest
San Antonio, Texas 78218 Attention: General Counsel Facsimile No.: 210-312-4848
With a copy to:
Wilson Sonsini Goodrich & Rosati P.C.
650 Page Mill Road
Palo Alto, California 94304
Attention: John Fore
Facsimile No.: 650-493-6811
E-mail: jfore@wsgr.com
If to the Trustee:
Wells Fargo Bank, National Association
750 N. Saint Paul Place
Suite 1750
MAC T9263-170
Dallas, Texas 75201
Attention: Corporate Municipal & Escrow Services
Facsimile No.: 214-756-7401
The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile or email; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next Business Day delivery.
Any notice or communication to a Holder shall be delivered by electronic transmission, first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next Business Day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so delivered to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to deliver a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
If a notice or communication is delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Company delivers a notice or communication to Holders, it will deliver a copy to the Trustee and each Agent at the same time.
Where this Indenture provides for notice of any event to a Holder of a Global Security, such notice shall be sufficiently given if given to the Depositary for such Global Security (or its designee), pursuant to the Applicable Procedures of the Depositary, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.
Section 12.03 Communication by Holders of Securities with Other Holders of Securities
Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the applicable Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
Section 12.04 Certificate and Opinion as to Conditions Precedent
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)an Officers’ Certificate in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)an Opinion of Counsel in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 12.05 Statements Required in Certificate or Opinion
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof or TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1)a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(4)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
Section 12.06 Rules by Trustee and Agents
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholder Members
No past, present or future director, officer, employee, incorporator, agent, stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under any Notes or under this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent, stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liabilities. The waiver and release are part of the consideration for the execution of this Indenture and the issuance of the Notes.
Section 12.08 Governing Law
THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, City of New York, over any suit, action or proceeding arising out of or relating to this Indenture. To the fullest extent permitted by applicable law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
Section 12.09 No Adverse Interpretation of Other Agreements
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company, any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10 Successors
All agreements of the Company in this Indenture and the Notes shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture will bind its successors.
Section 12.11 Severability
In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 12.12 Counterpart Originals
This Indenture may be executed in any number of counterparts, and by the different parties on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 12.13 Table of Contents, Headings, etc.
The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
Section 12.14 Waiver of Trial by Jury
EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 12.15 Calculations
The Company will be responsible for making all calculations called for under this Indenture or the Securities. The Company will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company will provide a schedule of its calculations to the Trustee and the Trustee is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the written request of such Holder.

Section 12.16 Force Majeure
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 12.17 U.S.A. Patriot Act
The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.
[Signatures on following pages]

Dated as of November 25, 2015

RACKSPACE HOSTING, INC.
By	/s/ KARL PICHLER
Karl Pichler
Chief Financial Officer

[Signature Page to Indenture]

Dated as of November 25, 2015

RACKSPACE US, INC.
By	/s/ KARL PICHLER
Karl Pichler
Chief Financial Officer

[Signature Page to Indenture]

Dated as of November 25, 2015

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Trustee, Registrar and Paying Agent
By:	/s/ PATRICK GIORDANO
Name:	Patrick Giordano
Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A
[Face of Note]
[Insert legends required by this Indenture]

FORM OF NOTE
[144A CUSIP No.: 750086 AA8
144A ISIN:    US750086AA88
Reg S CUSIP No.: U74917 AA0
Reg S ISIN:    USU74917AA08]1
6.500% Senior Notes due 2024
No. [A][S]-[•]                                        $________________

RACKSPACE HOSTING, INC.

promise to pay to CEDE & CO. or registered assigns, the principal sum of [] (as revised by the Schedule of Increases and Decreases in Global Note, attached hereto) on January 15, 2024.

Interest Payment Dates: January 15 and July 15, commencing July 15, 2016.

Additional provisions of this Note are set forth on the other side of this Note.

Record Dates: January 1 and July 1.

Dated: November 25, 2015

RACKSPACE HOSTING, INC.
By:
Name:
Title:
Dated:

Dated:

This is one of the Notes referred to
in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[Reverse of Note]

6.500% Senior Notes due 2024

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)INTEREST. Rackspace Hosting, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), promises to pay interest on the principal amount of this Note at 6.500% per annum from November 25, 2015 until maturity. The Company will pay interest, if any, semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 25, 2015 until the principal hereof is due. The first Interest Payment Date for the Initial Notes shall be July 15, 2016. The Company will pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the Interest Payment Date (whether or not a Business Day), even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Company will pay principal, premium, if any, and interest on Definitive Notes at the office of the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, as the Trustee, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4)INDENTURE. The Company issued the Notes under the Indenture dated as of November 25, 2015 (the “Indenture”) among the Company, the Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by specific reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all the terms and provisions of the Indenture, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are unsecured senior obligations of the Company. This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes and any Additional Notes issued in exchange for Initial Notes or Additional Notes pursuant to the Indenture. The Initial Notes and any Additional Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, engage in certain transactions as set forth in the Indenture. The

Indenture also imposes limitations on the ability of the Company and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.
To Guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have, jointly and severally, unconditionally Guaranteed the obligations of the Company under the Notes on an unsecured senior basis pursuant to the terms of the Indenture.

(5)OPTIONAL REDEMPTION. Except pursuant to Section 3.07(b), (c) or (d) of the Indenture, the Notes will not be optionally redeemable by the Company; provided, however, the Company may acquire the Notes by means other than an optional redemption.

(6)MANDATORY REDEMPTION. The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

(7)REPURCHASE AT THE OPTION OF HOLDER. If a Change of Control occurs, unless the Company at such time has given notice of redemption under Section 3.07(b), (c) or (d) of the Indenture with respect to all outstanding Notes, each Holder will have the right to require the Company to repurchase all or any part (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Notes pursuant to a change of control offer (the “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased, to, but excluding, the Change of Control Payment Date. Within 30 days following any Change of Control, unless the Company at such time has given notice of redemption under Section 3.07(b), (c) or (d) of the Indenture with respect to all outstanding Notes, the Company will give notice to the Trustee and each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, pursuant to the procedures required by the Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if any, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.14 of the Indenture by virtue of such conflict.

(8)    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 (the “Minimum Dollar Denomination”) and integral multiples of $1,000 in excess thereof. The transfer of Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not register the transfer of or exchange any Note selected for redemption in whole or in part or subject to purchase in a Change of Control Offer, except the unredeemed or unpurchased portion of any Note being redeemed or purchased in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the day the Company gives notice of redemption of the Notes or makes a Change of Control Offer and ending at the close of business on the day notice of redemption is given or the Change of Control Offer is made.

(9)PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as its owner for all purposes.
(10)AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Guarantees may be amended or supplemented with the consent of the Company and Holders of a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Notes or the Guarantees may be amended or supplemented:

(i)to cure any ambiguity, mistake, defect or inconsistency;

(ii)provide for the assumption by a Surviving Entity of the obligations of the Company under the Indenture;

(iii)to provide for uncertificated Notes in addition to or in place of certificated Notes;

(iv)add Guarantees with respect to the Notes or confirm and evidence the release, termination or discharge of any security or guarantee when such release, termination or discharge is permitted by the Indenture;

(v)secure the Notes, add to the covenants of the Company for the benefit of the holders of the Notes or surrender any right or power conferred upon the Company;

(vi)make any change that does not adversely affect the rights of any Holder of the Notes;

(vii)comply with any requirement of the Commission in connection with the qualification of the Indenture under the TIA;

(viii)provide for the issuance of Additional Notes in accordance with the Indenture;

(ix)evidence and provide for the acceptance of appointment by a successor Trustee;

(x)conform the text of this Indenture or the Notes to any provision of

(xi)the “Description of Notes” of the Offering Memorandum pursuant to which the Notes were offered to the extent that such provision was intended to be a recitation of a provision of the Indenture or the Notes; or

(xii)make any amendment to the provisions of the Indenture relating to the transfer and legending of the Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided that (i) compliance with the Indenture as so amended would not result in the Notes being transferred in violation of the

Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer the Notes.
provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of the Indenture.

(11)DEFAULTS AND REMEDIES. Subject to 6.02(2) of the Indenture, if any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes or a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and the remedial action the Company proposes to take in connection therewith.

(12)DISCHARGE AND DEFEASANCE. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes, the Guarantees and the Indenture if the Company deposits with the Trustee money or U.S. Government Securities for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

(13)TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(14)NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company or any Subsidiary, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(15)AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)CUSIP NUMBERS, ISINS. The Company has caused CUSIP numbers and ISINs to be printed on the Notes, and the Trustee may use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18)GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES.

(19)JURISDICTION; WAIVER OF JURY TRIAL. (a) Each of the Company and the Guarantors has consented to the non-exclusive jurisdiction of any court of the State of New York or any U.S. federal court, in each case, sitting in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof in any action or proceeding arising out of or related to this Note, the Indenture or the Guarantees.

(b)    EACH OF THE PARTIES TO THE INDENTURE HAS
IRREVOCABLY WAIVED ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE INDENTURE, THIS NOTE, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Rackspace Hosting, Inc.
1 Fanatical Place
City of Windcrest
San Antonio, Texas 78218

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:
Your Signature:
(Sign exactly as your name
appears on the face of this Note)
Signature Guarantee*:
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 of the Indenture, check the box below:
☐Section 4.14
If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.14 of the Indenture, state the amount you elect to have purchased:
$
Date:
Your Signature:
(Sign exactly as your name
appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*:
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES AND DECREASES OF INTERESTS IN THE GLOBAL NOTE
[To be inserted for Rule 144A Global Note]
The following transfer or exchange of a part of this Rule 144A Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Rule 144A Global Note, or to reflect a redemption or repurchase of the Notes and cancellation, have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount at Maturity of this Global Note	Amount of increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

[To be inserted for Regulation S Global Note]
The following transfer or exchange of a part of this Regulation S Global Note for an interest in another Global Note or for a Definitive Note or of other Restricted Global Notes or Definitive Note for an interest in this Regulation S Global Note, or to reflect a redemption or repurchase of the Notes and cancellation, have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount at Maturity of this Global Note	Amount of increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Rackspace Hosting, Inc.
1 Fanatical Place
City of Windcrest
San Antonio, Texas 78218
Wells Fargo Bank, National Association
750 N. Saint Paul Place
Suite 1750
MAC T9263-170
Dallas, Texas 75201
Attention: Corporate Municipal & Escrow Services
Facsimile No.: 214-756-7401
Re: 6.500% Senior Notes due 2024
Reference is hereby made to the Indenture, dated as of November 25, 2015 (the “Indenture”), among Rackspace Hosting, Inc., a corporation duly organized and existing under the laws of the State of Delaware, as issuer (the “Company”), the Guarantors from time to time a party thereto and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
, (the “Transferor”) owns and proposes to transfer the
Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of
$              in such Note[s] or interests (the “Transfer”), to
(the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.    Check if Transferee will take delivery of a beneficial interest in the
144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.Check if Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Note or a Restricted Definitive Note pursuant to
Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or

(b)    such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

4.    Check if Transferee will take delivery of a beneficial interest in an
Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.    The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)    a beneficial interest in the:

(i)144A Global Note (CUSIP _____), or

(ii)Regulation S Global Note (CUSIP _____); or

(b)    a Restricted Definitive Note.

2.    After the Transfer the Transferee will hold:

[CHECK ONE]

(a)    a beneficial interest in the:

(i)144A Global Note (CUSIP _____), or

(ii)Regulation S Global Note (CUSIP _____), or

(iii)Unrestricted Global Note (CUSIP _____); or

(b)    a Restricted Definitive Note; or

(c)    an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE

Rackspace Hosting, Inc.
1 Fanatical Place
City of Windcrest
San Antonio, Texas 78218
Wells Fargo Bank, National Association
750 N. Saint Paul Place
Suite 1750
MAC T9263-170
Dallas, Texas 75201
Attention: Corporate Municipal & Escrow Services
Facsimile No.: 214-756-7401
Re: 6.500% Senior Notes due 2024
Reference is hereby made to this Indenture, dated as of November 25, 2015 (the “Indenture”), among Rackspace Hosting, Inc., a corporation duly organized and existing under the laws of the State of Delaware, as issuer (the “Company”), the Guarantors from time to time a party thereto and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
_____, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $    (CUSIP _____    ; ISIN    _____    ) in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and
(iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a)    Check if Exchange is from beneficial interest in a Restricted Global
Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.
__                ___
[Insert Name of Transferor]
By: __                    ___
Name:
Title:

Dated: __                ___

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of
_____, 20___, among _____    (the “New Guarantor”), a subsidiary of Rackspace Hosting, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), the Company, the existing Guarantors and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H
WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of November 25, 2015 providing for the issuance of 6.500% Senior Notes due 2024 (the “Notes”);

WHEREAS, Section 4.16 of the Indenture provides that under certain circumstances the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture without the consent of Holders.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture, and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company, any parent entity of the Company or any Subsidiary, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

D-1

4.NOTICES. All notices or other communications to the New Guarantor shall be given as provided in Section 12.02 of the Indenture.

5.RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.

6.GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.SUBMISSION TO JURISDICTION. THE PROVISIONS UNDER SECTION 12.08 OF THE INDENTURE IN RESPECT OF SUBMISSION TO JURISDICTION SHALL APPLY TO THIS SUPPLEMENTAL INDENTURE.

8.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by facsimile or .pdf attachment to an email or by other electronic means shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

9.EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10.TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of the Note Guarantee of the New Guarantor or this Supplemental Indenture.

D-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: _____    , 20___
RACKSPACE HOSTING, INC.
By:
Name: Title:
[NEW GUARANTOR]
By:
Name: Title:
[EXISTING GUARANTOR]
By:
Name: Title:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Name: Title:

D-3